Exhibit 1.1

COMPANY NO. 4827199

COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

EIRCOM GROUP PLC(1)

1.             The name of the company is “EIRCOM GROUP PLC ”.

2.             The Company is to be a public company.

3.             The registered office of the Company is to be situated in England and Wales.

4.             The objects for which the Company is established are:

(a)           To carry out such operations and to manufacture or deal with such goods and to purchase or otherwise acquire, take options over, construct, lease, hold, manage, maintain, alter, develop, exchange or deal with such property, rights or privileges (including the whole or part of the business, property or liabilities of any other person or company) as may seem to the board of directors directly or indirectly to advance the interests of the Company.

(b)           To enter into such commercial or other transactions in connection with any trade or business of the Company as may seem to the board of directors desirable for the purpose of the Company’s affairs.

(c)           To apply for, purchase or otherwise acquire, protect, maintain and renew any patents, patent rights, trade marks, designs, licences and other intellectual property rights of all kinds or any secret or other information as to any invention and to use, exercise, develop or grant licences in respect of, or

(1)   Name changed from “Valentia Holdings Limited” to “eircom Group Limited” by special resolution passed on 23 February 2004.  eircom Group Limited passed a special resolution to re-register as a public limited company on 8 March 2004.

otherwise turn to account the property, rights or information so acquired and to experiment with any such rights which the Company may propose to acquire.

(d)           To establish and support funds and trusts which may be considered or calculated to benefit any officers or employees or ex-officers or ex-employees of the Company including any employee share ownership trust, approved profit sharing scheme or stock option plan.

(e)           To acquire the entire issued share capital of Valentia Telecommunications.

(f)            To invest and deal with the moneys of the Company not immediately required in any manner and hold and deal with any investment so made.

(g)           To pay or to provide or to make such arrangements for providing such gratuities, pensions, benefits, share option and acquisition schemes, loans and other matters and to establish, support, subsidise and subscribe to any institutions, associations, clubs, schemes, funds or trusts (whether to or for the benefit of present or past directors or employees of the Company or its predecessors in business or of any company which is a subsidiary company of the Company or is allied to or associated with the Company or with any such subsidiary company or to or for or for the benefit of persons who are or were related to or connected with or dependants of any such directors or employees) as may seem to the board of directors directly or indirectly to advance the interests of the Company.

(h)           To draw, make, accept, endorse, discount, negotiate, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable and transferable instruments.

(i)            To act as agents, brokers or trustees, and to enter into such arrangements (whether by way of amalgamation, partnership, profit sharing, union of interests, co-operation, joint venture or otherwise) with other persons or companies as may seem to the board of directors to advance the interests of the Company and to vest any property of the Company in any person or company on behalf of the Company and with or without any declaration of trust in favour of the Company.

(j)            To apply for, promote and obtain any Act of Parliament, charter, privilege, concession, licence or authorisation of any government, state or municipality, or any other department or authority, or enter into arrangements with any such body, for enabling the Company to carry any of its objects into effect or for extending any of the powers of the Company or for effecting any modification of the constitution of the Company or for any other purpose which may seem to the board of directors to be expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the interests of the Company.

(k)           To sell, lease, dispose of, grant rights over or otherwise deal with the whole or any part of the undertaking, property or assets of the Company on such terms

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as the board of directors may decide, and to distribute any property or assets of the Company of whatever kind, including distributions of debentures or loan notes of the Company, in specie among the members of the Company.

(l)            To pay for any rights or property acquired by the Company and to remunerate any person or company, whether by cash payment or by the allotment of shares, debentures or other securities of the Company credited as paid up in full or in part, or by any other method the board of directors thinks fit.

(m)          To establish or promote companies and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire, hold, dispose of and deal with, and guarantee the payment of interest, dividends and capital on all or any of the shares, debentures, debenture stock or other securities or obligations of any company or association and to pay or provide for brokerage, commission and underwriting in respect of any such issue on such terms as the board of directors may decide.

(n)           To co-ordinate, finance and manage all or any part of the operations of any company which is a subsidiary company of or otherwise under the control of the Company and generally to carry on the business of a holding company.

(o)           To carry on through any subsidiary or associated company any activities which the Company is authorised to carry on and to make any arrangements whatsoever with such company (including any arrangements for taking the profits or bearing the losses of any such activities) as the board of directors thinks fit.

(p)           To raise or borrow money in such manner as the board of directors thinks fit and to receive deposits and to mortgage, charge, pledge or give liens or other security over the whole or any part of the Company’s undertaking, property and assets (whether present or future), including its uncalled capital, for such purposes and in such circumstances and on such terms and conditions as the board of directors thinks fit.

(q)           To lend or advance money and to give credit and to enter (whether gratuitously or otherwise) into guarantees or indemnities of all kinds, and whether secured or unsecured, whether in respect of its own obligations or those of some other person or company, in such circumstances and on such terms and conditions as the board of directors thinks fit.

(r)            To pay or agree to pay all or any of the promotion, formation and registration expenses of the Company.

(s)           To contribute to or support any public, general, political, charitable, benevolent or useful object, which it seems to the board of directors to be in the interests of the Company or its members to contribute to or support.

(t)            To do all or any of the things stated in this clause 4 in any part of the world whether as principal, agent or trustee or otherwise and either alone or jointly

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with others and either by or through agents, subcontractors, trustees or otherwise.

(u)           To do all such other things as the board of directors considers will further the interests of the Company or to be incidental or conducive to the attainment of all or any of the objects stated in this clause 4.

5.             The objects stated in each part of clause 4 shall not be restrictively construed but shall be given the widest interpretation. In clause 4 the word “company” shall be deemed, except where used to refer to the Company, to include any partnership or other body of persons, whether corporate or unincorporate and whether domiciled in the United Kingdom or elsewhere.  Except where the context expressly so requires, none of the sub-clauses of clause 4, or the objects stated in clause 4, or the powers conferred by clause 4 shall be limited by, or be deemed subsidiary or auxiliary to, any other sub-clause of clause 4, or any other object stated in clause 4 or any other power conferred by clause 4.

6.             The liability of the members is limited.

7.             The share capital of the Company is €389,435,502 and £50,000 divided into 100,200,000 A Ordinary Shares of €0.50 each, 10,000,000 B Ordinary Shares of €0.50 each, 8,300,000 E Ordinary Shares of €0.50 each, 3,700,000 C Shares of €0.05 each, 500,000,000 ESOT Preference Shares of €0.50 each, 100,000 Balancing Voting Deferred Shares of €0.005 each, 10,000,000 Non Voting Adviser Preference Shares 2008 of €0.50 each, 10,000,000 Non Voting Third Party Preference Shares 2009 of €0.50 each, 2,000 Non Voting Deferred Shares of €0.001 each, 140,000,000 Redeemable Preference Shares of €0.50 each and 50,000 sterling deferred shares of £1 each.

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COMPANY NO. 4827199

COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

EIRCOM GROUP PLC

CONTENTS

CLAUSE

PRELIMINARY

SHARE CAPITAL

THE CONVERTIBLE PREFERENCE SHARES

THE REDEEMABLE PREFERENCE SHARES

THE TRANCHEABLE REDEEMABLE PREFERENCE SHARES

THE NON-VOTING DEFERRED SHARES

THE STERLING DEFERRED SHARES

VARIATION OF RIGHTS

SHARE CERTIFICATES

LIEN

CALLS ON SHARES

FORFEITURE AND SURRENDER

TRANSFER OF SHARES

TRANSMISSION OF SHARES

ALTERATION OF SHARE CAPITAL

PURCHASE OF OWN SHARES

GENERAL MEETINGS

NOTICE OF GENERAL MEETINGS

PROCEEDINGS AT GENERAL MEETINGS

VOTES OF MEMBERS

PROXIES AND CORPORATE REPRESENTATIVES

NUMBER OF DIRECTORS

APPOINTMENT AND RETIREMENT OF DIRECTORS

ALTERNATE DIRECTORS

POWERS OF THE BOARD

DELEGATION OF POWERS OF THE BOARD

DISQUALIFICATION AND REMOVAL OF DIRECTORS

NON-EXECUTIVE DIRECTORS

DIRECTORS’ EXPENSES

EXECUTIVE DIRECTORS

DIRECTORS’ INTERESTS

GRATUITIES, PENSIONS AND INSURANCE

PROCEEDINGS OF THE BOARD

SECRETARY

MINUTES

THE SEAL

PLACE OF BUSINESS

REGISTERS

DIVIDENDS

CAPITALISATION OF PROFITS AND RESERVES

RECORD DATES

ACCOUNTS

NOTICES

DESTRUCTION OF DOCUMENTS

UNTRACED SHAREHOLDERS

WINDING UP

INDEMNITY

TAKEOVER PROVISIONS

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COMPANY NO. 4827199

COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

EIRCOM GROUP PLC

(adopted by special resolution passed on 18 March 2004
but with effect from 24 March 2004)

PRELIMINARY

Table A

1.             The regulations in Table A as in force at the date of the incorporation of the Company shall not apply to the Company.

Definitions

2.             In these Articles, except where the subject or context otherwise requires:

Act means the Companies Act 1985 including any modification or re-enactment of it for the time being in force;

Acting in Concert shall have the meaning set out in the Irish Takeover Rules and shall be interpreted in accordance with the Irish Takeover Rules, provided that a Beneficiary, director of the ESOT or director of the Company nominated by the ESOT shall not, solely as a consequence of its status as a Beneficiary, director of the ESOT or director of the Company nominated by the ESOT, be deemed to be acting in concert with the ESOT in respect of any Ordinary Shares held by such Beneficiary, director of the ESOT or director of the Company nominated by the ESOT on his own account including:

(a)           any Ordinary Shares appropriated to such Beneficiary, director of the ESOT or director of the Company nominated by the ESOT or the APSS in accordance with the terms of the ESOT Trust Deed or the APSS Trust Deed; and

(b)           any Ordinary Shares, options or other rights to subscribe for or purchase or otherwise acquire any Ordinary Shares issued, granted and/or awarded to such Beneficiary, director of the ESOT or director of the Company nominated by the ESOT by the Company as part of an employee share scheme (as defined in Section 743 of the Act);

but the foregoing shall not preclude any such Beneficiaries (or any of them), any directors of the ESOT or of the Company nominated by the ESOT (or some of them) from otherwise being deemed to be acting in concert with the ESOT as a consequence of (i) any other arrangement or understanding with the ESOT which would, irrespective of such a person’s position as a Beneficiary, director of the ESOT or director of the Company nominated by the ESOT, cause such person to be treated as acting in concert with the ESOT, or (ii) buying Ordinary Shares in the market;

address, in relation to electronic communications, includes any number or address used for the purposes of such communications;

Admission means admission of the Ordinary Shares to the Official List of the Irish Stock Exchange and to the Official List of the UK Listing Authority and to trading on the market for listed securities of the London Stock Exchange becoming effective;

APSS means the eircom approved profit sharing scheme constituted by the APSS Trust Deed and acting through its trustee, the ESOT;

APSS Trust Deed means the trust deed dated 31 March 1999 constituting the eircom approved profit sharing scheme, as amended from time to time (including by a deed of substitution whereby the Company was substituted in place of Valentia Telecommunications Limited as the founding company of the eircom approved profit sharing scheme for the purposes of such trust deed) as in force from time to time hereafter;

Articles means these articles of association as altered from time to time by special resolution;

auditors means the auditors of the Company from time to time;

Beneficiaries means the beneficiaries of the ESOT Trust Deed and/or the APSS Trust Deed from time to time as the context requires;

the board means the directors or any of them acting as the board of directors of the Company from time to time;

Business Day means a day (other than a Saturday or Sunday) on which banks generally are open in London and Dublin for the transaction of normal business;

certificated share means a share in the capital of the Company that is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly;

clear days in relation to the sending of a notice means the period excluding the day on which a notice is sent or deemed to be sent and the day for which it is sent or on which it is to take effect;

Combined Code means the principles of good governance and code of best practice appended to the Listing Rules;

Companies Acts has the meaning given by section 744 of the Act and includes any enactment passed after those Acts which may, by virtue of that or any other such enactment, be cited together with those Acts as the “Companies Acts” (with or without the addition of an indication of the date of any such enactment);

Convertible Preference Shares means the cumulative redeemable convertible preference shares of €0.50 each in the capital of the Company having the rights set out in Article 20;

Conversion Date means, in relation to a Convertible Preference Share, 30 March and 29 September in each year from 2005 to 2010 (inclusive) or, if different, the day before the end of the Financial Year and the day before the date which is six months from the end of the Financial Year (or if any such date is not a Business Day, on the Business Day falling immediately prior to such date), save that the first such date shall be 30 March 2005 and the last such date shall be 29 September 2010 (or if either such date is not a Business Day, the Business Day falling immediately prior to such date);

Convertible Preference Shares means the cumulative redeemable convertible preference shares of €0.50 each in the capital of the Company having the rights set out in Article 20;

CPS Redemption Amount means in respect of each Convertible Preference Share the sum of:

(a)           the aggregate amount of any unpaid arrears or accruals of the CPS Cash Dividend and CPS Cash Dividend Interest (whether earned or declared or not) save to the extent waived by the holder thereof remaining unpaid on such Convertible Preference Share calculated up to and including the date of redemption, sale or return of capital or, as the case may be, the date of the commencement of winding up; and

(b)           the Deemed Subscription Price of that Convertible Preference Share;

Current Market Price means in respect of an Ordinary Share at a particular date, the average of the bid and offer quotations published in the Official List for one Ordinary Share for the dealing day immediately preceding such date;

dealing day means a dealing day on which the London Stock Exchange is open for business;

Deemed Subscription Price means, in relation to a Convertible Preference Share, €1 less any amount distributed by way of bonus issue or repayment or reduction of capital to the holder of, and in respect of, that Convertible Preference Share;

Deferred Conversion Date means, in relation to the Deferred Conversion Amount, 30 March and 29 September in each year from 2011 to 2013 (inclusive) or, if different,

the day before the end of the Financial Year and the day before the date which is six months from the end of the Financial Year (or if any such date is not a Business Day, the Business Day falling immediately prior to such date), save that the first such date shall be 30 March 2011 and the last such date shall be 30 March 2013 (or if either such date is not a Business Day, the Business Day falling immediately prior to such date);

designated tranche means any number of Trancheable Redeemable Preference Shares issued on the same date and resolved to be designated as a particular tranche pursuant to Article 22;

director means a director of the Company;

dividend means dividend or bonus;

eircom Employee Share Ownership Trust means the eircom share ownership trust constituted by the ESOT Trust Deed and acting through its trustee, the ESOT;

electronic signature has the meaning given by section 7(2) of the Electronic Communications Act 2000;

employees’ share scheme has the meaning given by section 743 of the Act;

entitled by transmission means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;

ESOT means eircom ESOP Trustee Limited registered in Ireland with number 291846 in its capacity as trustee of the eircom Employee Share Ownership Trust and the APSS;

ESOT Trust Deed means the trust deed dated 31 March 1999 constituting the eircom employee share ownership trust, as amended from time to time (including by a deed of substitution whereby the Company was substituted in place of Valentia Telecommunications Limited as the founding company of the eircom employee share ownership trust and for the purposes of such trust deed);

Extraordinary Capital Distribution means any dividend or other distribution of cash or in specie, whether on a reduction of capital or otherwise, or any repayment of capital or purchase of the Company’s own shares, other than:

(a)           a redemption or repurchase of any class of shares other than the Ordinary Shares in accordance with the terms thereof or otherwise in accordance with the Act;

(b)           a dividend or other distribution (or interest thereon) which is declared, paid or accrues to the holders of any class of shares other than Ordinary Shares, including the Redeemable Preference Shares, the Trancheable Redeemable Preference Shares or the Convertible Preference Shares, in accordance with the terms thereof;

(c)           to the extent such distribution, repayment or purchase does not exceed the profits or gains (whether realised or not) of the Company (either on a consolidated or unconsolidated basis) attributable to the Ordinary Shares arising following Admission, as calculated by reference to the audited accounts of the Company and/or the audited consolidated accounts of the Group;

(d)           to the extent such distribution, repayment or purchase in respect of any Financial Year (not falling within (c) above) in the period to 31 March 2008, does not exceed by more than 15 per cent. the estimated annual dividend for the Financial Year ending 31 March 2005, as set out in the Listing Particulars; or

(e)           to the extent such distribution, repayment or purchase in respect of any Financial Year (not falling within (c) above) after 31 March 2008, does not exceed by more than 5 per cent. the average aggregate dividend or distribution charged or provided for in the accounts of the Company for the last three periods preceding the period in question;

Final Redemption Date means 2 November 2013;

Financial Year means a financial year of the Company commencing on 1 April and ending on 31 March in a year or on such other dates as the Company may resolve in accordance with these Articles;

Floor Price means 85 per cent. of the price in euros at which each Ordinary Share is to be issued or sold on Admission, subject to the adjustment provisions set out in Articles 20(dd), 20(ee) and 20(ff) below;

Group means the Company and its subsidiaries from time to time, any holding company of the Company (as defined in sections 736 and 736A of the Act, as amended) or a subsidiary of such holding company, and Group Company means any of them;

holder in relation to a share in the capital of the Company means the member whose name is entered in the register as the holder of that share;

Independent Financial Adviser means an independent investment bank or bank, of international repute, appointed by the Company (generally or for the relevant purpose) and approved in writing by the holders of a majority in nominal value of the Convertible Preference Shares for the relevant purpose (such approval not be unreasonably withheld or delayed);

Listing Particulars means the listing particulars relating to the Company prepared in accordance with the Listing Rules of the Irish Stock Exchange, made under the European Communities (Stock Exchange) Regulations 1984 (as amended) of Ireland, and in accordance with the Listing Rules made under section 74 of the Financial Services and Markets Act 2000 and in connection with Admission;

Listing Rules means the listing rules of the Irish Stock Exchange and/or the UK Listing Authority, as the context so requires;

London Stock Exchange means the London Stock Exchange plc;

member means a member of the Company;

Memorandum means the memorandum of association of the Company as amended from time to time;

Model Code means the model code on directors’ dealings in securities adopted by the board and based on the appendix to chapter 16 of the Listing Rules;

Non-Voting Deferred Shares means the non-voting deferred shares of €0.001 each in the capital of the Company having the rights set out in Article 24;

Office means the registered office of the Company;

Official List means the daily official list of the London Stock Exchange;

Ordinary Shares means the ordinary shares of €0.10 each in the capital of the Company;

paid means paid or credited as paid;

recognised person means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, each of which terms has the meaning given to it by section 185(4) of the Act;

Redeemable Preference Amount means in respect of each Redeemable Preference Share the sum of:

(a)           the Redemption Premium payable in respect of that Redeemable Preference Share; and

(b)           the amount of the paid up Subscription Price of that Redeemable Preference Share less any capital duty payable by the Company associated with the issue,

less any amount declared and/or distributed or payable by way of dividend upon or capitalised in respect of any bonus issue or distributed upon any repayment of capital, in each case to the holder of, and in respect of, such Redeemable Preference Share;

Redeemable Preference Shares means the redeemable preference shares of €0.50 each in the capital of the Company having the rights set out in Article 21;

Redemption Premium means, for the purposes of calculating the Redeemable Preference Amount, an amount equal to the aggregate interest received by the Company on the amount of the Subscription Price in respect of each such share deposited in the RPS Account in accordance with Article 21 less any taxation and/or costs or expenses suffered or incurred by the Company in respect of such interest;

register means either or both of the issuer register of members and the Operator register of members of the Company;

Regulations means the Uncertificated Securities Regulations 2001 including any modification or re-enactment of them for the time being in force;

Release Date has the meaning ascribed thereto in the ESOT Trust Deed and/or the APSS Trust Deed from time to time as the context requires;

RPS Account means the account to be established in accordance with Article 21;

seal means the common seal of the Company and includes any official seal kept by the Company by virtue of section 39 or 40 of the Act;

secretary means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

Sterling Deferred Shares means the non-voting sterling deferred shares of £1 each in the capital of the Company having the rights set out in Article 25;

Subscription Price means in relation to a Redeemable Preference Share, the amount paid in respect of the nominal value of that Redeemable Preference Share, plus the amount of any premium at which that Redeemable Preference Share was issued, to the extent the same has not been distributed by way of bonus issue or repayment of capital to the holder of, and in respect of, that Redeemable Preference Share;

subsidiary and subsidiaries shall be construed in accordance with sections 736 and 736A of the Act;

Trancheable Redeemable Preference Amount means in respect of each Trancheable Redeemable Preference Share of a designated tranche of Trancheable Redeemable Preference Shares the sum of:

(a)           the Trancheable Redemption Premium payable in respect of that Trancheable Redeemable Preference Share; and

(b)           the TRPS Subscription Price of that Trancheable Redeemable Preference Share less any capital duty payable by the Company associated with (i) the issue of such share and/or (ii) the issue of any share issued by the Company to fund the redemption of such Trancheable Redeemable Preference Share, less any amount declared and/or distributed or payable by way of dividend upon or capitalised in respect of any bonus issue (including the value of any share received in a bonus issue to the extent it exceeds the amount capitalised) or distributed upon any repayment or reduction of capital, in each case to the holder of, and in respect of, such Trancheable Redeemable Preference Share;

Trancheable Redeemable Preference Shares means the trancheable redeemable preference shares of €0.50 each in the capital of the Company having the rights set out in Article 22 and 23;

Trancheable Redemption Premium means, for the purposes of calculating the Trancheable Redeemable Preference Amount, an amount equal to the aggregate interest received by the Company on the amount deposited in the TRPS Account in respect of such Trancheable Redeemable Preference Share in accordance with Article 23 less any taxation and/or costs or expenses suffered or incurred by the Company in respect of such interest;

TRPS Account means the account to be established for each designated tranche of Trancheable Redeemable Preference Shares in accordance with Article 23;

TRPS Subscription Price means, in relation to each Tranche B Redeemable Preference Share, €1 and, in relation to any other Trancheable Redeemable Preference Share, the amount paid in respect of the nominal value of that Trancheable Redeemable Preference Share plus the amount of any premium at which that Trancheable Redeemable Preference Share was issued or, if such share arose on the Conversion of any other share or shares (the Original Share(s)), the par value paid plus the amount of any premium paid on such Original Share(s) (as determined by the board), to the extent (in each case) the same has not been distributed by way of bonus issue or repayment or reduction of capital to the holder of, and in respect of, that Trancheable Redeemable Preference Share;

uncertificated share means (subject to Regulation 42(11)(a) of the Regulations) a share in the capital of the Company title to which is recorded on the Operator register of members of the Company and which may, by virtue of the Regulations, be transferred by means of a relevant system and references in these articles to a share being held in uncertificated form shall be construed accordingly; and

Unconditional Offer Event means an offer made to the holders of any class of shares (or all such shareholders other than the offeror and/or any associates of the offeror (as defined in Section 430(E)(4) of the Act)) to acquire the whole or any part of the issued share capital of the Company, or a scheme of arrangement pursuant to Section 425 of the Act or any other such arrangement with regard to such acquisition, pursuant to which offer, scheme or other such arrangement the right to cast more than 50 per cent. of the votes which may ordinarily be cast on a poll at a general meeting of the Company has or will become vested in the offeror and/or such associates as aforesaid, in the case of an offer, being declared unconditional in all respects or, in the case of a scheme or any other such arrangement, becoming effective pursuant to the terms of such scheme or other such arrangement;

Unforeseen Close Period means a prohibited period, as defined in the Listing Rules made by the United Kingdom Listing Authority for the purposes of Part VI of the Financial Services and Markets Act 2000 (which does not arise as a result of the preliminary announcement of the Company’s annual results, the publication of the Company’s half-yearly reports or the announcement of the Company’s quarterly results) during which clearance to elect for Conversion is required but is withheld by the board from the holder of the Convertible Preference Shares (or any Director to

whom such holder is deemed connected for the purposes of the Model Code) pursuant to paragraph 7 of the Model Code;

United Kingdom or UK means Great Britain and Northern Ireland; and

Volume Weighted Average Price means on any dealing day the order book volume-weighted average price in euros of an Ordinary Share appearing on or derived from the Bloomberg VAP Pages relevant to the Ordinary Shares (or such other source as shall be determined to be appropriate by an Independent Financial Adviser) on such dealing day and for the avoidance of doubt where such order book volume-weighted average price varies between that of the London Stock Exchange and that of the Irish Stock Exchange, the relevant order book volume-weighted average price shall be that of the stock exchange which has the greatest volume of Ordinary Shares traded on the relevant dealing day (or if the volume of Ordinary Shares traded on the relevant dealing day is the same for both exchanges, the average such order book volume-weighted average price between that of the London Stock Exchange and the Irish Stock Exchange).

Construction

3.             References to a document include, unless the context otherwise requires, references to an electronic communication.

References to an electronic communication mean, unless the contrary is stated, an electronic communication (as defined in the Act) comprising writing.

References to a document being executed include references to its being executed under hand or under seal or, in the case of an electronic communication, by electronic signature.

References to an instrument mean, unless the contrary is stated, a written document having tangible form and not comprised in an electronic communication (as defined in the Act).

Where, in relation to a share, these Articles refer to a relevant system, the reference is to the relevant system in which that share is a participating security at the relevant time.

References to a notice or other document being sent or given to or by a person mean such notice or other document, or a copy of such notice or other document, being sent, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and sending and giving shall be construed accordingly.

References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether comprised in an electronic communication (as defined in the Act) or otherwise, and written shall be construed accordingly.

Words denoting the singular number include the plural number and vice versa; words denoting the masculine gender include the feminine gender; and words denoting persons include corporations.

Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Act have the same meaning as in the Act (but excluding any modification of the Act not in force at the date of adoption of these Articles) unless inconsistent with the subject or context.

Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Regulations have the same meaning as in the Regulations (but excluding any modification of the Regulations not in force at the date of adoption of these Articles) unless inconsistent with the subject or context.

Subject to the preceding two paragraphs, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

Headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles.

References to including shall be deemed to be followed by the words “without limitation”.

In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

SHARE CAPITAL

4.             The authorised capital of the Company on the adoption of these Articles is €425,000,000 and £50,000 divided into 3,029,999,480 Ordinary Shares of €0.10 each, 173,000,000 Convertible Preference Shares of €0.50 each, 5,000,000 Redeemable Preference Shares of €0.50 each, 66,000,000 Trancheable Redeemable Preference Shares of €0.50 each, 52,000 Non-Voting Deferred Shares of €0.001 each and 50,000 Sterling Deferred Shares of £1.00 each.

Shares with special rights

5.             Subject to the provisions of the Companies Acts and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine or, subject to and in default of such determination, as the board shall determine.

Share warrants to bearer

6.             The board may issue share warrants to bearer in respect of any fully paid shares under a seal of the Company or in any other manner authorised by the board.

Any share while represented by such a warrant shall be transferable by delivery of the warrant relating to it.  In any case in which a warrant is so issued, the board may provide for the payment of dividends or other moneys on the shares represented by the warrant by coupons or otherwise.  The board may decide, either generally or in any particular case or cases, that any signature on a warrant may be applied by electronic or mechanical means or printed on it or that the warrant need not be signed by any person.

Conditions of issue of share warrants

7.             The board may determine, and from time to time vary, the conditions on which share warrants to bearer shall be issued and, in particular, the conditions on which:

(a)           a new warrant or coupon shall be issued in place of one worn-out, defaced, lost or destroyed (but no new warrant shall be issued unless the Company is satisfied beyond reasonable doubt that the original has been lost or destroyed); or

(b)           the bearer shall be entitled to attend and vote at general meetings; or

(c)           a warrant may be surrendered and the name of the bearer entered in the register in respect of the shares specified in the warrant.

The bearer of such a warrant shall be subject to the conditions for the time being in force in relation to the warrant, whether made before or after the issue of the warrant.  Subject to those conditions and to the provisions of the Companies Acts, the bearer shall be deemed to be a member of the Company and shall have the same rights and privileges as he would have if his name had been included in the register as the holder of the shares comprised in the warrant.

No right in relation to share

8.             The Company shall not be bound by or be compelled in any way to recognise any right in respect of the share represented by a share warrant other than the bearer’s absolute right to the warrant.

Uncertificated shares

9.             Subject to the provisions of the Regulations, the board may permit the holding of shares in any class of shares in uncertificated form and the transfer of title to shares in that class by means of a relevant system and may determine that any class of shares shall cease to be a participating security.

Not separate class of shares

10.           Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class:

(a)           is held in uncertificated form; or

(b)           is permitted in accordance with the Regulations to become a participating security (as defined in the Regulations).

Exercise of Company’s entitlements in respect of uncertificated share

11.           Where any class of shares is a participating security (as defined in the Regulations) and the Company is entitled under any provision of the Companies Acts, the Regulations or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Companies Acts, the Regulations, these Articles and the facilities and requirements of the relevant system:

(a)           to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

(b)           to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

(c)           to require the holder of that uncertificated share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice;

(d)           to require the Operator to convert that uncertificated share into certificated form in accordance with Regulation 32(2)(c) of the Regulations; and

(e)           to take any action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

Section 80 authority

12.           The board has general and unconditional authority to exercise all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the section 80 amount, for each prescribed period.

Section 89 disapplication

13.           The board is empowered for each prescribed period to allot equity securities for cash pursuant to the authority conferred by Article 12 as if section 89(1) of the Act did not apply to any such allotment, provided that its power shall be limited to:

(a)           the allotment of equity securities in connection with a pre-emptive issue; and

(b)           the allotment (otherwise than pursuant to Article 13(a)) of equity securities up to an aggregate nominal amount equal to the section 89 amount.

Article 13 applies in relation to a sale of shares which is an allotment of equity securities by virtue of section 94(3A) of the Act as if in Article 13 the words “pursuant to the authority conferred by Article 12” were omitted.

Allotment after expiry

14.           Before the expiry of a prescribed period the Company may make an offer or agreement which would or might require equity securities or other relevant securities to be allotted after such expiry.  The board may allot equity securities or other relevant securities in pursuance of that offer or agreement as if the prescribed period during which that offer or agreement was made had not expired.

Definitions

15.           In this Article and Articles 12, 13 and 14:

prescribed period means any period for which the authority conferred by Article 12 is given by ordinary or special resolution stating the section 80 amount and/or the power conferred by Article 13 is given by special resolution stating the section 89 amount;

pre-emptive issue means an offer of equity securities to ordinary shareholders or an invitation to ordinary shareholders to apply to subscribe for equity securities and, if in accordance with their rights the board so determines, holders of other equity securities of any class (whether by way of rights issue, open offer or otherwise) where the equity securities respectively attributable to the interests of ordinary shareholders or holders of other equity securities, if applicable are proportionate (as nearly as practicable) to the respective numbers of ordinary shares or other equity securities, as the case may be held by them, but subject to such exclusions or other arrangements as the board may deem necessary or expedient in relation to fractional entitlements or any legal, regulatory or practical problems under the laws or regulations of any territory or the requirements of any regulatory body or stock exchange;

section 80 amount means, for any prescribed period, the amount stated in the relevant ordinary or special resolution; and

section 89 amount means, for any prescribed period, the amount stated in the relevant special resolution.

Residual allotment powers

16.           Subject to the provisions of the Companies Acts relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, and, in the case of redeemable shares, the provisions of Article 17:

(a)           all unissued shares for the time being in the capital of the Company shall be at the disposal of the board; and

(b)           the board may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as it thinks fit.

Redeemable shares

17.           Subject to the provisions of the Companies Acts, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by these Articles.

Commissions

18.           The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Companies Acts.  Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

Trusts not recognised

19.           Except as required by law or as ordered by a court of competent jurisdiction, the Company shall recognise no person as holding any share on any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any share (or in any fractional part of a share) except the holder’s absolute right to the entirety of the share (or fractional part of the share).

THE CONVERTIBLE PREFERENCE SHARES

20.           The rights attaching to the Convertible Preference Shares are as follows:

CPS Cash Dividend

(a)           the holders of Convertible Preference Shares shall be entitled (such entitlement ranking after the rights of the holders of Redeemable Preference Shares and Trancheable Redeemable Preference Shares and ranking in priority to the holders of any other class of share from time to time, including the Ordinary Shares, Sterling Deferred Shares and Non-Voting Deferred Shares) to receive out of the profits of the Company available for distribution and resolved under the Articles to be distributed in respect of each Financial Year, a fixed cumulative preferential cash dividend in respect of each Convertible Preference Share (the CPS Cash Dividend) at the rate of 12.25 per cent. of the Deemed Subscription Price thereof per annum on each Convertible Preference Share held by them;

(b)           the CPS Cash Dividend shall accrue on a daily basis and shall be payable, with any accrued CPS Cash Dividend Interest, six monthly in arrears on each Dividend Payment Date in respect of the six months ending on such Dividend Payment Date.  For the purposes of this Article Dividend Payment Date means the Business Day falling immediately prior to each Conversion Date and each Deferred Conversion Date (and the first such payment in respect of each Convertible Preference Share shall be made on a pro rata basis on 29 September 2004, in respect of the period from the day of Admission until that date (both dates inclusive)).  If the CPS Cash Dividend (or any part of it) is not paid on any such date there shall accrue to the holder of each Convertible Preference Share an entitlement to receive a further dividend (CPS Cash Dividend Interest) of an amount equal to 12.25 per cent. per annum of the CPS Cash Dividend which is due but not paid from the relevant Dividend Payment Date until the date of actual payment, compounded annually.  The CPS Cash Dividend and CPS Cash Dividend Interest shall be paid to the holders of the Convertible Preference Shares whose names appear on the register at twelve noon two Business Days before the relevant Dividend Payment Date;

(c)           if, as a result of a default by the Company, the CPS Cash Dividend (or any part of it) is not paid on any Dividend Payment Date, or if the CPS Cash Dividend Interest (or any part of it) is not paid on any due date, the Company shall not pay any other dividend on any Junior Share until such time as all arrears of the CPS Cash Dividend and the CPS Cash Dividend Interest have been paid in full.  For the purpose of this Article 20(c), Junior Share means any Ordinary Share, Sterling Deferred Share, Non-Voting Deferred Share or any other share of a class expressed in these Articles to rank subordinate to the Convertible Preference Shares;

Capital

(d)           on a distribution of assets of the Company among its members on a winding up or other return of capital (other than a redemption or purchase by the

Company of its own Shares), the holders of the Convertible Preference Shares shall be entitled (such entitlement ranking after the rights of the holders of Redeemable Preference Shares and Trancheable Redeemable Preference Shares and ranking in priority to the holders of any other class of share from time to time, including the Ordinary Shares, the Sterling Deferred Shares and the Non-Voting Deferred Shares) to receive an amount equal to the CPS Redemption Amount;

No further participation

(e)           save as provided in Article 20(a) to (d), the Convertible Preference Shares shall not confer upon the holders of Convertible Preference Shares any further right to participation in the profits or assets of the Company;

Variation of Rights

(f)            notwithstanding the rights of the holders of Convertible Preference Shares under Article 26, the written consent of the holders of three-quarters in nominal value of the issued Convertible Preference Shares or the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the Convertible Preference Shares is required if the special rights and privileges attaching to the Convertible Preference Shares are to be varied or abrogated in any way.  For the avoidance of doubt, the ranking of Convertible Preference Shares as regards priority or subordination in relation to other classes of Shares (as to dividend and return of capital) shall be a special right or privilege for the purposes of the Articles and the issue of shares ranking equal or in priority to the Convertible Preference Shares (save for the issue of further Redeemable Preference Shares or Trancheable Redeemable Preference Shares) or any amendment of the rights and privileges attaching to an existing class of Shares (other than the Redeemable Preference Shares or the Trancheable Redeemable Preference Shares) which results in such Shares ranking equally or in priority to the Convertible Preference Shares shall constitute a variation or abrogation of the rights of the holders of Convertible Preference Shares and the creation of any such Shares or such amendment of the rights and privileges attaching to an existing class of Shares shall require the consent of the holders of Convertible Preference Shares as a class in accordance with this Article;

Redemption of Convertible Preference Shares

(g)            (i)           subject to the Act and as hereinafter provided, the Company may redeem some or all of the Convertible Preference Shares for an amount equal to the CPS Redemption Amount in respect of each Convertible Preference Share so redeemed on giving notice to the holders of such shares:

(A)          on or within 30 days after an Unconditional Offer Event;  and/or

(B)           unless the holders of the Convertible Preference Shares have first notified the Company of their election for redemption under Article 20(g)(ii) or Conversion under Article 20(u), at any time on or after 4 November 2013, specifying as the date for such redemption to be on any Business Day falling no earlier than 14 days after the date of such notice and no later than 30 days thereafter;

(ii)           subject to the Act and as hereinafter provided, the Company shall redeem some or all of the Convertible Preference Shares for an amount equal to the CPS Redemption Amount in respect of each Convertible Preference Share so redeemed on receiving notice from the holder of such shares given:

(A)          on or within 30 days after an Unconditional Offer Event; and or

(B)           at any time on or after the Final Redemption Date,

requiring such redemption and specifying as the date for such redemption any Business Day falling no earlier than 14 days after the date of such notice and no later than 30 days thereafter;

(h)           each date on which Convertible Preference Shares are due to be redeemed in accordance with the provisions of this Article 20 is hereinafter referred to as a Payment Date.  Any redemption of Convertible Preference Shares to be redeemed on a Payment Date is hereinafter referred to as a Redemption, and the monies to be paid thereon as the Redemption Monies;

(i)            no less than 10 days before each Payment Date the Company shall notify each holder of Convertible Preference Shares of the number of Convertible Preference Shares held by him the subject of the Redemption and the holder shall, prior to the Payment Date, deliver to the Office certificates in respect of such Convertible Preference Shares to be redeemed on that Payment Date;

(j)            on each Payment Date the Company shall, subject to the provisions of this Article and upon receipt of the relevant Share certificates (or indemnity in respect thereof in a form reasonably satisfactory to the Company), redeem the Convertible Preference Shares which are due to be redeemed by paying the Redemption Monies to the holders thereof save that, in the event that the amount due to be paid on any Payment Date is in excess of the amount of the proceeds of any new issue made for the purposes of the relevant redemption (if any) which may lawfully be applied for that purpose plus any profits lawfully available for the purpose of the relevant redemption then the Company shall redeem only that number of Convertible Preference Shares that may be redeemed taking into account the amount so available. Any Convertible Preference Shares not redeemed as a result of the foregoing (or which are not redeemed when due for any other reason) shall remain in issue (bearing the rights, including rights to dividend, set out in this Article) registered in the name of the relevant holder of Convertible Preference Shares until actually redeemed in accordance with this Article.  Payment of the Redemption Monies shall be made upon redemption;

(k)           the Company shall in the case of a Redemption of all the Convertible Preference Shares represented by one share certificate cancel that share certificate and in the case of a Redemption of part only of the Convertible Preference Shares represented by any certificate either:

(i)    endorse a memorandum of the amount and date of the Redemption on such certificate; or

(ii)   cancel the same and without charge issue to the holder of the Convertible Preference Shares delivering such certificate to the Company a fresh certificate for the balance of Convertible Preference Shares not redeemed on that occasion;

(l)            if a holder of Convertible Preference Shares fails to deliver a share certificate or indemnity when due in accordance with this Article 20 then the Company may retain any Redemption Monies payable in respect thereof until delivery of such Share certificate or indemnity but upon receipt thereof shall pay the Redemption Monies to the holder, provided that the same are otherwise due and payable under the Articles.  The Company shall not be required to account to the holder for any interest on such monies;

(m)          a Redemption of some but not all of the Convertible Preference Shares pursuant to Article 20 shall be made amongst relevant holders of the Convertible Preference Shares pro rata to their holdings of Convertible Preference Shares;

Voting

(n)           holders of Convertible Preference Shares shall be entitled to receive notice of and to attend and speak at but not vote (whether on a show of hands or on a poll) at general meetings of the Company;

Conversion of Convertible Preference Shares

(o)           subject to Article 20(r) and (s) and as hereafter provided, the holders of Convertible Preference Shares may by giving notice in writing in accordance with Article 20(v) convert into Ordinary Shares on each of the Conversion Dates (set out below), in aggregate, up to the number of Convertible Preference Shares as is set out below (the Conversion Amount):

Conversion Date	Conversion Amount
First (30 March 2005)	14,416,667
Second	14,416,667
Third	14,416,667
Fourth	14,416,667
Fifth	14,416,667
Sixth	14,416,667
Seventh	14,416,667
Eighth	14,416,667
Ninth	14,416,667
Tenth	14,416,667
Eleventh	14,416,667
Twelfth	14,416,663

Each conversion set out above (Conversion) shall be made amongst relevant holders of Convertible Preference Shares pro rata to their holdings of Convertible Preference Shares or otherwise as they may elect in writing in the notice given in accordance with Article 20(v) so that, for the avoidance of doubt, a holder of Convertible Preference Shares can determine to convert part only of his pro rata entitlement of the maximum aggregate number of shares to be converted;

(p)           subject to Article 20(r) and (s) and as hereafter provided, at any time on or after 4 November 2013 (unless the holders of the Convertible Preference Shares have first notified the Company of their election for redemption under Article 20(g)(ii) or conversion under Article 20 (u)) the Company shall be entitled, by giving not less than 10 days notice in writing to that effect to the holders thereof (the Company Conversion Notice), to convert all or some Convertible Preference Shares then in issue into Ordinary Shares;

(q)           the number of Ordinary Shares into which any Convertible Preference Share shall convert on any Conversion of such a Convertible Preference Share shall be calculated in accordance with the following formula:

where:

N is the number of Ordinary Shares arising on conversion of one Convertible Preference Share;

CRA is the CPS Redemption Amount of such Convertible Preference Share on the Conversion Date; and

VWAP is the relevant daily Volume Weighted Average Price of the Ordinary Shares on the relevant Conversion Date, Deferred Conversion Date, the Final Redemption Date or on the date specified in the Company Conversion Notice (as the case may be) (or if there is no Volume Weighted Average Price on such date, the Volume Weighted Average Price of the Ordinary Shares on the first dealing day prior to the Conversion Date, Deferred Conversion Date, the Final Redemption Date or on the date specified in the Company Conversion Notice (as the case may be) on which there is a Volume Weighted Average Price);

(r)            the maximum aggregate number of Convertible Preference Shares held by any person or persons which may convert on any Conversion Date, Deferred Conversion Date or on or after the Final Redemption Date shall be limited to such number as will result, following Conversion, in the holder thereof, together with parties with whom such holder is Acting in Concert , holding not more than 29.9 per cent. of the Ordinary Shares in issue on that date and the board shall be entitled to request such reasonable information from the holders of any Convertible Preference Shares seeking to exercise Conversion rights, or in respect of which the Company has given notice in accordance with Article 20(p), as it may consider reasonably necessary to ensure that the board can determine whether any restriction on Conversion should be imposed under this Article and, failing the provision of such information, to delay the Conversion until such information requested is duly provided;

(s)           if, in respect of the Convertible Preference Shares to be converted on a Conversion Date, a Deferred Conversion Date or on the Final Redemption Date, the VWAP, calculated in accordance with Article 20(q), is less than the Floor Price, the number of Convertible Preference Shares converted on such date shall be zero;

(t)            in the event that on a particular Conversion Date (a Blocked Conversion Date) a holder of Convertible Preference Shares is prevented from converting a number of Convertible Preference Shares it would have been entitled to convert in accordance with Article 20(r) into Ordinary Shares as a result of an Unforeseen Close Period and/or is prevented from being able to convert a number of Convertible Preference Shares into Ordinary Shares due to Article 20(s) (but not otherwise) (the aggregate number of Convertible Preference Shares such holder was unable to convert for those reasons being the Deferred Conversion Amount), such holder of Convertible Preference Shares may by giving notice in writing in accordance with Article 20(v) convert, subject always to Articles 20(r) and 20(s), the Deferred Conversion Amount into Ordinary Shares on the appropriate Deferred Conversion Date determined as follows:

(i)    the Deferred Conversion Amount that arises on the first Conversion Date in respect of which a Deferred Conversion Amount arises (the First Blocked Conversion Date) shall, subject to Articles 20(t)(iii) and 20(u), only be capable of being converted into Ordinary Shares on the first Deferred Conversion Date;

(ii)   any Deferred Conversion Amount that arises on any subsequent Conversion Date falling after the First Blocked Conversion Date shall, subject to Articles 20(t)(iii) and 20(u), (unless the board elects to permit Conversion on an earlier date or to permit an increase in the number of Convertible Preference Shares to be converted on such date) only be capable of converting into Ordinary Shares on the first following Deferred Conversion Date on which no Deferred Conversion Amount arising in respect of any other earlier Blocked Conversion Date or Blocked Deferred Conversion Date is capable of being converted into Ordinary Shares; and

(iii)  if any Deferred Conversion Amount is prevented from being able to convert into Ordinary Shares on the appropriate Deferred Conversion

Date determined in accordance with Article 20(t)(ii) as a result of an Unforeseen Close Period or due to Article 20(s) (but not otherwise) (a Blocked Deferred Conversion Date), such Deferred Conversion Amount shall, subject to Article 20(u), (unless the board elects to permit Conversion on an earlier date or to permit an increase in the number of Convertible Preference Shares to be converted on such date) only be capable of being converted into Ordinary Shares on the next succeeding Deferred Conversion Date upon which no Deferred Conversion Amount arising in respect of any other earlier Blocked Conversion Date or Blocked Deferred Conversion Date is capable of being converted into Ordinary Shares;

(u)           if any Deferred Conversion Amount is still in issue on the Final Redemption Date, to the extent that amount has been prevented from being able to convert into Ordinary Shares on the correct Deferred Conversion Date, as provided in Articles 20(t)(ii) and/or (t)(iii) above, as a result of an Unforeseen Close Period or due to Article 20(s) (but not otherwise), the holders of such shares may by giving notice in writing in accordance with Article 20(v) convert, subject always to Articles 20(r) and 20(s), all or some of such Deferred Conversion Amount into Ordinary Shares on the Final Redemption Date;

(v)           Conversion rights under this Article shall be exercisable by a holder of Convertible Preference Shares giving to the Company notice in writing of the exercise of such right (the Conversion Notice) at any time (including after close of business) on the relevant Conversion Date, Deferred Conversion Date or Final Redemption Date , as appropriate.  A Conversion Notice, once served, may not be withdrawn without the consent in writing of the Company;

(w)          a Conversion Notice shall state the number of Convertible Preference Shares that the holder wishes to convert (Relevant Shares) and shall be sent to the registered office of the Company together with a share certificate(s) (or such indemnity as the Company may require under Article 29) for the Relevant Shares;

(x)            with effect upon the Conversion Date or Deferred Conversion Date (as appropriate), the Company shall convert (in accordance with Article 20(aa) below) each Relevant Share into such number of Ordinary Shares as shall be calculated in accordance with the provisions of this Article and as soon as reasonably practicable thereafter the Company shall send certificates for the Ordinary Shares arising on Conversion to the members entitled to them, together with balancing certificates due in respect of any Convertible Preference Shares not converted under this Article;

(y)           a Company Conversion Notice shall state the number of Convertible Preference Shares that the Company wishes to convert (Company Relevant Shares) and following receipt of such notice the holders of such Convertible Preference Shares shall send to the registered office of the Company a share certificate(s) (or such indemnity as the Company may require under Article 29) for the Company Relevant Shares;

(z)            with effect upon the date specified in the Company Conversion Notice (which shall not be less than 10 days and not more than 30 days after the date of delivery of the Company Conversion Notice) the Company shall convert (in accordance with Article 20(aa) below) each Company Relevant Share into such number of Ordinary Shares as shall be calculated in accordance with the provisions of this Article and as soon as reasonably practicable thereafter the Company shall send certificates for the Ordinary Shares arising on Conversion to the members entitled to them, together with balancing certificates due in respect of any Convertible Preference Shares not converted under this Article;

(aa)         the directors may determine to effect conversion of the Convertible Preference Shares into Ordinary Shares, subject to these Articles, in one or more of the following ways, all of which, for the avoidance of doubt, may be effected pursuant to the authority conferred by the resolution which created the Convertible Preference Shares:

(i)    by redesignating any Convertible Preference Share as an Ordinary Share;

(ii)   by redeeming the Convertible Preference Shares to be so converted (the Converting Shares) at par, either out of distributable profits of the Company or out of the proceeds of a fresh issue of shares made for that purpose, provided that the directors shall first have obtained all requisite authorities for the purpose of enabling them to allot the shares which will be allotted pursuant to this Article 20(aa) and/or to grant rights to subscribe therefor.  If the directors decide to redeem out of distributable profits of the Company, the Convertible Preference Shares to be so redeemed shall confer on the holder thereof the right and the obligation to subscribe for the Ordinary Shares to arise from Conversion (the New Shares) at such premium (if any) as shall represent the amount by which the redemption moneys exceed the aggregate nominal amount of the New Shares. In such circumstances, the holder of the Converting Shares shall be deemed irrevocably to have authorised and instructed the directors to apply the redemption moneys payable in subscribing for the New Shares at such premium (if any) as aforesaid. If the directors decide to redeem out of the proceeds of a fresh issue of shares, the Converting Shares shall confer on the holder thereof the right and the obligation to subscribe for the New Shares arising from Conversion at such premium (if any) as shall represent the amount by which the redemption moneys exceed the aggregate nominal amount of the such New Shares. In such circumstances, the holder of the Converting Shares shall be deemed to have irrevocably authorised the secretary of the Company, (or other person appointed for the purpose by the Directors) to subscribe and pay as agent on its behalf for such New Shares;

(iii)  by means of consolidation and sub-division, which may be effected pursuant to the authority conferred by the passing of the resolution which created the Converting Shares, by consolidating the Converting

Shares into such number of shares of higher par value as may be expedient to effect the requisite Conversion (the Consolidated Shares) and sub-dividing the Consolidated Shares into:

(A)          such integral number of New Shares as shall be equal in nominal amount to the aggregate nominal amount of the number of New Shares into which the Converting Shares in question are required to be converted pursuant to these Articles; and

(B)           (as to any balance) such number of shares of 0.001 cent each, having the rights and being subject to the restrictions set out in Article 24 below, as equals the amount expressed in cents by which the nominal amount of the Consolidated Shares exceeds the total nominal amount of the New Shares to arise from Conversion pursuant to this Article;

(iv)  in such other manner as may be proposed by the board and approved by the holders of a majority in nominal value of the issued Convertible Preference Shares, such approval not to be unreasonably withheld or delayed;

(bb)         in order to facilitate a Conversion of any Converting Shares into New Shares by means of consolidation and sub-division, the directors may capitalise the Company’s undistributed profits and/or reserves and make an issue of additional shares, fully paid, to holders of the Converting Shares in accordance with Article 194;

(cc)         to the extent that fractions of Ordinary Shares arising on any Conversion Date, Deferred Conversion Date or Company Conversion Date or on the Final Redemption Date can be aggregated into a whole number of Ordinary Shares such fractions shall be aggregated and sold on behalf of the holders of Convertible Preference Shares whose Convertible Preference Shares are due to be converted at the best price reasonably obtainable and the net proceeds of sale shall be distributed pro rata among such holders who would otherwise have been entitled unless, in respect of any holding of Convertible Preference Shares, the amount to be distributed would be less than €5.00, in which case such amount shall not be distributed but shall be retained for the benefit of the Company;

Adjustment of Floor Price

(dd)         upon the happening of any of the events described below, the Floor Price shall be adjusted as follows:

Consolidation or Subdivision

(i)            if and whenever there shall be an alteration to the nominal amount of the Ordinary Shares as a result of consolidation or subdivision, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such alteration by the following fraction:

where:

A             is the nominal amount of one Ordinary Share immediately after such alteration; and

B             is the nominal amount of one Ordinary Share immediately before such alteration.

Such adjustment shall become effective on the date the alteration takes effect.  If there shall be any disagreement as to the adjustment, the relevant adjustment shall be referred to the auditors for the time being of the Company who will certify the adjustment which in their view is fair and reasonable and, save in the case of manifest or demonstrable error, this adjustment shall be conclusive and binding on all concerned.  All parties shall agree to do all such things and to execute all such documents as may be required by the auditors to give effect to these Articles;

Capitalisation of Profits or Reserves

(ii)           if and whenever any Ordinary Shares are issued credited as fully paid to the holders of the Ordinary Shares by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve), other than any such Ordinary Shares issued in respect of a capitalisation of dividends where such dividends are not deemed to be an Extraordinary Capital Distribution, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such issue by the following fraction:

where:

A             is the aggregate nominal amount of the Ordinary Shares in issue immediately before such issue; and

B             is the aggregate nominal amount of the Ordinary Shares in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such Ordinary Shares.  If there shall be any disagreement as to the adjustment, the relevant adjustment shall be referred to the auditors for the time being of the Company who will certify the adjustment which in their view is fair and reasonable and, save in the case of manifest or demonstrable error, this adjustment shall be conclusive and binding on all concerned.  All parties shall agree to do all such things and to execute all such documents as may be required by the auditors to give effect to these Articles;

Rights Issues of Ordinary Shares or Options over Ordinary Shares

(iii)          if and whenever the Company shall issue or offer Ordinary Shares to the holders of Ordinary Shares as a class by way of rights, or issue or grant to the holders of Ordinary Shares as a class by way of rights, options, warrants or other rights to subscribe for or purchase or otherwise acquire any Ordinary Shares, in each case at a price per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share on the dealing day immediately preceding the date of the first public announcement of the terms of the issue, offer or grant of such Ordinary Shares, options, warrants or other rights, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such issue or grant by the following fraction:

where:

A             is the number of Ordinary Shares in issue immediately before such announcement;

B             is the number of Ordinary Shares which the aggregate amount (if any) payable for the Ordinary Shares issued or offered by way of rights, or for the options or warrants or other rights issued or offered by way of rights and for the total number of Ordinary Shares deliverable on the exercise thereof would purchase at such Current Market Price per Ordinary Share; and

C             is the number of Ordinary Shares issued or offered or, as the case may be, deliverable on the exercise of such options, warrants or other rights.

Such adjustment shall become effective on the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the London Stock Exchange.  If there shall be any disagreement as to the adjustment, the relevant adjustment shall be referred to the auditors for the time being of the Company who will certify the adjustment which in their view is fair and reasonable and, save in the case of manifest or demonstrable error, this adjustment shall be conclusive and binding on all concerned.  All parties shall agree to do all such things and to execute all such documents as may be required by the auditors to give effect to these Articles;

Rights Issues of other Securities

(iv)          if and whenever the Company shall issue any securities (other than Ordinary Shares) to holders of Ordinary Shares (other than to the holders of any other class of shares from time to time, including the holders of Convertible Preference Shares, Redeemable Preference Shares or Trancheable Redeemable Preference Shares in respect of such shares) as a class by way of rights or the holders of Ordinary Shares are granted as a class by way of rights any options, warrants or other rights to subscribe for or purchase or otherwise acquire any securities (other than Ordinary Shares) by way of rights, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such issue or grant by the following fraction:

where:

A             is the Current Market Price of one Ordinary Share on the dealing day immediately preceding the date on which the terms of such issue or grant are publicly announced; and

B             is the fair market value on the date of such announcement of the portion of the rights attributable to one Ordinary Share, as determined in good faith by an Independent Financial Adviser.

Such adjustment shall become effective on the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the London Stock Exchange.  If there shall be any disagreement as to the adjustment, the relevant adjustment shall be referred to the auditors for the time being of the Company who will certify the adjustment which in their view is fair and reasonable and, save in the case of manifest or demonstrable error, this adjustment shall be conclusive and binding on all concerned.  All parties shall agree to do all such things and to execute all such documents as may be required by the auditors to give effect to these Articles;

Extraordinary Capital Distribution

(ee)         if and whenever the holders of a majority in nominal value of the Convertible Preference Shares request that an adjustment should be made to the Floor Price as a result of an Extraordinary Capital Distribution to the holders of the Ordinary Shares (where the Floor Price does not fall to be adjusted under Articles 20(dd)(i) to (iv) above) the relevant adjustment shall be as agreed between the board and the holders of a majority in nominal value of the Convertible Preference Shares or, failing such agreement, will be referred to an Independent Financial Adviser who will certify an adjustment which in their view is fair and reasonable and this adjustment shall be conclusive and, save in the case of manifest or demonstrable error, binding on all concerned;

(ff)           if and whenever both the board and the holders of a majority in nominal value of the Convertible Preference Shares agree that it is fair and equitable that an adjustment should be made to the Floor Price as a result of one or more events or circumstances not referred to in any of Articles 20(dd)(i) to (iv) or Article 20(ee) above, the relevant adjustment shall be as agreed between the board and the holders of a majority in nominal value of the Convertible Preference Shares or, failing such agreement, will be referred to an Independent Financial Adviser who will certify an adjustment which in their view is fair and reasonable and this adjustment shall be conclusive and, save in the case of manifest or demonstrable error, binding on all concerned;

(gg)         no adjustment will be made to the Floor Price where Ordinary Shares or other securities are issued to employees (including directors) of the Company or of any of its subsidiaries or of any associated company of the Company or its subsidiaries pursuant to any employee share scheme (as defined in Section 743 of the Act);

(hh)         the Ordinary Shares into which the Convertible Preference Shares are converted shall:

(i)    be credited as fully paid; and

(ii)   be the same as and rank pari passu in all respects and form one class with the Ordinary Shares then in issue and for the avoidance of doubt shall:

(A)          rank equally for and be entitled to receive any dividend declared or paid on the Ordinary Shares already in issue on the relevant Conversion Date, Deferred Conversion Date or on the Final Redemption Date (as the case may be) if the Ordinary Shares already in issue on that date are trading on a “cum dividend” basis so that the price of the shares taken into account to calculate VWAP for the purposes of Article 20(q) can be deemed to include the value of such dividend entitlement; or

(B)           not rank equally for or be entitled to receive any dividend declared or paid on the Ordinary Shares already in issue on the relevant Conversion Date, Deferred Conversion Date or on the Final Redemption Date (as the case may be) if the Ordinary Shares already in issue on that date are trading on an “ex dividend” basis so that the price of such shares taken into account to calculate VWAP for the purposes of Article 20(q) can be deemed not to include the value of such dividend entitlement, and in each case the board shall, on the advice of the Company’s brokers, determine whether any such shares are trading “cum dividend” or “ex dividend”;

(ii)           the Company shall use all reasonable endeavours to procure that the Ordinary Shares arising on Conversion are admitted to the Official Lists of the UK Listing Authority and of the Irish Stock Exchange and to trading on the London Stock Exchange’s market for listed securities;

Transfer

(jj)           (A)          if at any time on or after 2 May 2012 there are any Convertible Preference Shares still in issue; or

(B)           if a holder of Convertible Preference Shares is prevented from being able to convert a number of Convertible Preference Shares into

Ordinary Shares on a particular Conversion Date, Deferred Conversion Date or Final Redemption Date (as appropriate) due to Article 20(s),

the holders of such shares may transfer such shares to Beneficiaries, subject to Article 20(kk);

(kk)         any Convertible Preference Shares transferred to a Beneficiary in accordance with Article 20(jj) may only be transferred by such Beneficiary with the prior written consent of the board; and

(ll)           other than in the case of a transfer of Convertible Preference Shares under Articles 20(jj) and 20(kk), Convertible Preference Shares may only be transferred with the prior written consent of the board.

THE REDEEMABLE PREFERENCE SHARES

21.           The rights attaching to the Redeemable Preference Shares are as follows:

Income

(a)           the holders of Redeemable Preference Shares shall be entitled (such entitlement ranking pari passu with the rights of the holders of Trancheable Redeemable Preference Shares and ranking in priority to the rights of holders of Convertible Preference Shares, Ordinary Shares, Sterling Deferred Shares and Non-Voting Deferred Shares) to receive out of the profits of the Company available for distribution and resolved under the Articles to be distributed in respect of each period determined in accordance with the provisions of Article 21(b), a preferential cash dividend (the RPS Dividend) equal to the product of (a) a fraction the numerator of which equals the Relevant Number of Redeemable Preference Shares (as defined in Article 21(b)) in respect of the relevant period and the denominator of which equals the aggregate number of Redeemable Preference Shares, and (b) the aggregate interest received by the Company on the amount of the Subscription Price in respect of each Redeemable Preference Share deposited in the RPS Account in accordance with this Article 21, less the aggregate taxation and/or costs or expenses suffered or incurred by the Company in respect of such interest and the aggregate amount of RPS Dividends paid by the Company to the holders of Redeemable Preference Shares;

(b)           the RPS Dividend shall be payable on each RPS Dividend Payment Date (or if such date is not a Business Day, on the next following Business Day).  For the purposes of this Article 21, an RPS Dividend Payment Date means 11 December 2003 and each other date up to a maximum of four dates falling in any Financial Year on which the holders of Redeemable Preference Shares notify the Company in writing that they wish the Company to declare and pay an RPS Dividend in their favour in respect of the number of Redeemable Preference Shares specified in the relevant notice (the Relevant Number of Redeemable Preference Shares).  The Company shall pay each RPS Dividend to the holders of the Redeemable Preference Shares whose names appear on the register at twelve noon 20 Business Days before the relevant RPS Dividend Payment Date;

Capital

(c)           on a distribution of assets of the Company among its members on a winding up or other return of capital (other than a redemption or purchase by the Company of its own shares), the holders of the Redeemable Preference Shares shall be entitled (such entitlement ranking pari passu with the rights of the holders of Trancheable Redeemable Preference Shares and ranking in priority to the rights of holders of Convertible Preference Shares, Ordinary Shares, Sterling Deferred Shares and Non-Voting Deferred Shares) to receive an amount equal to the Redeemable Preference Amount;

No further participation

(d)           save as provided in Article 21(a), (b) and (c), the Redeemable Preference Shares shall not confer upon the holders of Redeemable Preference Shares any further right to participation in the profits or assets of the Company;

Variation of Rights

(e)           notwithstanding the rights of the holders of Redeemable Preference Shares under Article 26, the written consent of the holders of three-quarters in nominal value of the issued Redeemable Preference Shares or the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the Redeemable Preference Shares is required if the special rights and privileges attaching to the Redeemable Preference Shares are to be varied or abrogated in any way.  For the avoidance of doubt, the ranking of Redeemable Preference Shares as regards priority (or subordination) in relation to other classes of shares (whether as to dividend or return of capital or otherwise) shall not (save for their priority over the Ordinary Shares) be a special right or privilege for the purposes of the Articles and the issue of shares ranking equal or in priority to the Redeemable Preference Shares shall not constitute a variation or abrogation of the rights of the holders of Redeemable Preference Shares nor shall creation of any such shares or in any way require the consent of the holders of Redeemable Preference Shares as a class;

Redemption of Redeemable Preference Shares

(f)            (i)            subject to the Act and as hereinafter provided, the Company shall redeem some or all of the Redeemable Preference Shares which at any time have been appropriated to the Beneficiaries for an amount equal to the Redeemable Preference Amount in respect of each Redeemable Preference Share so redeemed, provided that:

(A)          the Release Date for both the Beneficiaries to whom the Redeemable Preference Shares have been appropriated and the Redeemable Preference Shares so redeemed has passed; and

(B)           the Company has received notice from the holder of the Redeemable Preference Shares, such notice being given not less than 3 Business Days and not more than 5 Business Days in advance of the selected Payment Date, specifying the number of Redeemable Preference Shares to be redeemed, the selected Payment Date and the account details to which the Redemption Monies are to be telegraphically transferred;

(ii)   subject to the Act and as hereinafter provided, the holder of any Redeemable Preference Shares in respect of which the trustee of the ESOT Trust Deed has issued an invitation to a Beneficiary to apply for the transfer of such Redeemable Preference Shares to the APSS, which invitation has not been accepted, or has not been accepted in respect of such Redeemable Preference Shares, may, by giving not less than 3 Business Days nor more than 5 Business Days notice to the Company at any time after such non-acceptance, request the Company to redeem all of those Redeemable Preference Shares for an amount equal to the Redeemable Preference Amount in respect of each Redeemable Preference Share so redeemed; and

(iii)  subject to the Act and as hereinafter provided, the Company may by giving not less than 10 Business Days nor more than 20 Business Days notice to the holders of the Redeemable Preference Shares redeem some or all of the Redeemable Preference Shares for an amount equal to the Redeemable Preference Amount in respect of each such Share so redeemed at any time after 31 October 2006;

(g)           each date on which Redeemable Preference Shares are due to be redeemed in accordance with the provisions of this Article 21 is hereinafter referred to as a Payment Date.  Any redemption of Redeemable Preference Shares to be redeemed on a Payment Date is hereinafter referred to as a Redemption, and the monies to be paid thereon as the Redemption Monies;

(h)           no less than 2 Business Days before each Payment Date the Company shall notify each holder of Redeemable Preference Shares of the number of Redeemable Preference Shares held by him the subject of the Redemption and the holder shall, prior to the Payment Date, deliver to the Office certificates in respect of such Redeemable Preference Shares to be redeemed on that Payment Date;

(i)            on each Payment Date the Company shall, subject to the provisions of this Article and upon receipt of the relevant share certificates (or indemnity in respect thereof in a form reasonably satisfactory to the Company), redeem the Redeemable Preference Shares which are due to be redeemed by paying the Redemption Monies to the holders thereof save that, in the event that the amount due to be paid on any Payment Date is in excess of the amount of the proceeds of any new issue made for the purposes of the relevant Redemption (if any) which may lawfully be applied for that purpose plus the profits lawfully available for the purpose of the relevant Redemption plus any sum which may at the relevant time lawfully be applied in making a redemption of shares out of capital, all necessary resolutions and declarations having been made and all such other steps having been taken in respect thereof pursuant to sections 171 to 177 of the Act then the Company shall redeem only that number of Redeemable Preference Shares that may be redeemed taking into account the amount so available. Any Redeemable Preference Shares not redeemed as a result of the foregoing (or which are not redeemed when due for any other reason) shall remain in issue (bearing the rights, including rights to dividend, set out in this Article) registered in the name of the relevant holder of Redeemable Preference Shares until actually redeemed in accordance with this Article.  Payment of the Redemption Monies shall be made upon Redemption;

(j)            the Company shall in the case of a Redemption of all the Redeemable Preference Shares represented by one share certificate cancel that share certificate and in the case of a Redemption of part only of the Redeemable Preference Shares represented by any certificate either:

(i)    endorse a memorandum of the amount and date of the Redemption on such certificate;  or

(ii)   cancel the same,

and without charge issue to the holder of the Redeemable Preference Shares delivering such certificate to the Company a fresh certificate for the balance of Redeemable Preference Shares not redeemed on that occasion;

(k)           if a holder of Redeemable Preference Shares fails to deliver a share certificate or indemnity when due in accordance with this Article 21 then the Company may retain any Redemption Monies payable in respect thereof until delivery of such Share certificate or indemnity but upon receipt thereof shall pay the Redemption Monies to the holder, provided that the same are otherwise due and payable under the Articles;

(l)            a Redemption of some but not all of the Redeemable Preference Shares pursuant to Article 21(f)(iii) shall be made amongst relevant holders of the Redeemable Preference Shares pro rata to their holdings of Redeemable Preference Shares;

(m)          the Company shall, save to the extent the holder thereof consents otherwise, keep a sum equal to the Subscription Price received on the issue of each Redeemable Preference Share (less any capital duty borne by the Company in connection with their issue) deposited in an interest bearing account upon terms agreed with the holder of such share and the Company providing for such Subscription Monies and accrued interest to be released to the Company only for the purpose of redeeming the Redeemable Preference Share in accordance herewith but provided that the terms of such account shall not prevent any receiver, administrator, liquidator or similar officer or trustee for the benefit of the Company and its creditors from receiving such funds and applying them to meet the Company’s obligations to its creditors or, to the extent not deducted from the sums initially deposited, prevent the Company withdrawing sums necessary to meet capital duty connected with the issue of such shares; and

Voting

(n)           holders of Redeemable Preference Shares shall not be entitled to receive notice of or to attend and/or speak or vote (whether on a show of hands or on a poll) at general meetings of the Company.

THE TRANCHEABLE REDEEMABLE PREFERENCE SHARES

22.           The board shall be entitled (at its discretion) to designate all or any Trancheable Redeemable Preference Shares which are issued on a particular date or which arise from conversion on a particular date as forming a separate, named tranche of Trancheable Redeemable Preference Shares for the purposes of this Article with each such tranche having its own designated TRPS Account and its own separate rights and entitlements in respect of the funds held in such account, in each case as set out in Article 23 below and for that purpose the Trancheable Redeemable Preference Shares resolved, pursuant to a Special Resolution of the Company dated 18 March 2004, to arise upon the subdivision of one ESOT Preference Share of €86,500,000 into 107,000,000 Convertible Preference Shares and 66,000,000 Trancheable Redeemable Preference Shares, effective upon Admission, are hereby designated as the tranche B Trancheable Redeemable Preference Shares (the Tranche B Redeemable Preference Shares).

23.           The rights attaching to the Tranche B Redeemable Preference Shares and to each and any subsequent designated tranche of Trancheable Redeemable Preference Shares are as follows:

Income

(a)           the holders of Trancheable Redeemable Preference Shares of each designated tranche shall be entitled (such entitlement ranking in priority to the rights of holders of Convertible Preference Shares, Ordinary Shares, Sterling Deferred Shares and Non-Voting Deferred Shares and ranking pari passu with the rights of the holders of any other Trancheable Redeemable Preference Shares and the holders of Redeemable Preference Shares) to receive out of the profits of the Company available for distribution and resolved under the Articles to be distributed in respect of each period determined in accordance with the provisions of Article 23(b), a preferential cash dividend (the TRPS Dividend) equal to the product of (a) a fraction the numerator of which equals the Relevant Number of Trancheable Redeemable Preference Shares (as defined in Article 23(b)) in respect of the relevant period and the denominator of which equals the aggregate number of Trancheable Redeemable Preference Shares of the relevant designated tranche, and (b) the aggregate interest received by the Company on the aggregate amount deposited in respect of Trancheable Redeemable Preference Shares of such designated tranche in that designated tranche’s TRPS Account in accordance with this Article 23, less the aggregate taxation and/or costs or expenses suffered or incurred by the Company in respect of such interest and the aggregate amount of TRPS Dividends previously paid by the Company to the holders of Trancheable Redeemable Preference Shares of that designated tranche;

(b)           the TRPS Dividend shall be payable on each TRPS Dividend Payment Date (or if such date is not a Business Day, on the next following Business Day) for each designated tranche of Trancheable Redeemable Preference Shares.  For the purposes of this Article 23, an TRPS Dividend Payment Date means, in respect of the Tranche B Redeemable Preference Shares and any other designated tranches of Trancheable Redeemable Preference Shares that are issued or arise on or after the date of adoption of these Articles, the first date falling in any Financial Year, following the date on which such designated tranche is issued or arises on conversion, on which the holders of Trancheable Redeemable Preference Shares of that designated tranche notify the Company in writing that they wish the Company to declare and pay a TRPS Dividend in their favour in respect of the number of Trancheable Redeemable Preference Shares of that designated tranche specified in the relevant notice (the Relevant Number of Trancheable Redeemable Preference Shares).  The Company shall pay each TRPS Dividend to the holders of the Trancheable Redeemable Preference Shares of each designated tranche whose names appear on the register at twelve noon 20 Business Days before the relevant TRPS Dividend Payment Date;

Capital

(c)           on a distribution of assets of the Company among its members on a winding up or other return of capital (other than a redemption or purchase by the Company of its own Shares), the holders of the Trancheable Redeemable Preference Shares of each designated tranche shall be entitled (such entitlement ranking in priority to the rights of holders of Convertible Preference Shares, Ordinary Shares, Sterling Deferred Shares and Non-Voting Deferred Shares and ranking pari passu with the rights of the holders of any other Trancheable Redeemable Preference Shares and the holders of Redeemable Preference Shares) to receive an amount equal to the Trancheable Redeemable Preference Amount;

No further participation

(d)           save as provided in Articles 23(a), (b) and (c), each designated tranche of Trancheable Redeemable Preference Shares shall not confer upon the holders thereof any further right to participation in the profits or assets of the Company;

Variation of Rights

(e)           each designated tranche of Trancheable Redeemable Preference Shares shall for all purposes under these Articles belong to the same class of Shares as, and rank pari passu in all respects with, other designated tranches of Trancheable Redeemable Preference Shares, save only for the specific rights under this Article of each designated tranche of Trancheable Redeemable Preference Shares to have the TRPS Dividend deposited in its specifically allocated TRPS Account;

(f)            notwithstanding the rights of the holders of Trancheable Redeemable Preference Shares under Article 26, the written consent of the holders of three-quarters in nominal value of the issued Trancheable Redeemable Preference Shares or the sanction of an extraordinary resolution passed at a separate general meeting of the holders of Trancheable Redeemable Preference Shares is required if the special rights and privileges attaching to Trancheable Redeemable Preference Shares are to be varied or abrogated in any way.  For the avoidance of doubt, the ranking of Trancheable Redeemable Preference Shares as regards priority (or subordination) in relation to other classes of Shares (whether as to dividend or return of capital or otherwise) shall not (save for their priority over the Convertible Preference Shares, Ordinary Shares, Sterling Deferred Shares and Non-Voting Deferred Shares) be a special right or privilege for the purposes of the Articles and the issue of

Shares ranking equal or in priority to the Trancheable Redeemable Preference Shares shall not constitute a variation or abrogation of the rights of the holders of Trancheable Redeemable Preference Shares nor shall creation of any such Shares or in any way require the consent of the holders of Trancheable Redeemable Preference Shares as a class;

Redemption of Trancheable Redeemable Preference Shares

(g)           (i)            subject to the Act and as hereinafter provided, the Company shall redeem some or all of the Trancheable Redeemable Preference Shares of a designated tranche which at any time have been appropriated to the Beneficiaries for an amount equal to the Trancheable Redeemable Preference Amount in respect of each Trancheable Redeemable Preference Share so redeemed, provided that:

(A)          the Release Date for both the Beneficiaries to whom the Trancheable Redeemable Preference Shares have been appropriated and the Trancheable Redeemable Preference Shares so redeemed has passed; and

(B)           the Company has received notice from the holder of the Trancheable Redeemable Preference Shares of that designated tranche, such notice being given not less than 3 Business Days and not more than 5 Business Days in advance of the selected Payment Date, specifying the number of Trancheable Redeemable Preference Shares of that designated tranche to be redeemed, the selected Payment Date and the account details to which the Redemption Monies are to be telegraphically transferred;

(ii)   subject to the Act and as hereinafter provided, the holder of any Trancheable Redeemable Preference Shares of a designated tranche in respect of which the trustee of the ESOT Trust Deed has initiated a transfer of such Trancheable Redeemable Preference Shares to the APSS, which transfer has not proceeded either because it has not been applied for or because it has been refused by the relevant Beneficiary, may, in respect of such Trancheable Redeemable Preference Shares, by giving not less than 3 Business Days nor more than 5 Business Days notice to the Company at any time after such non-acceptance, request the Company to redeem all of such Trancheable Redeemable Preference Shares of that designated tranche for an amount equal to the Trancheable Redeemable Preference Amount in respect of each Trancheable Redeemable Preference Share of that designated tranche so redeemed; and

(iii)  subject to the Act and as hereinafter provided, the Company may by giving not less than 10 Business Days nor more than 20 Business Days notice to the holders of the Trancheable Redeemable Preference Shares of a designated tranche redeem some or all of the Trancheable Redeemable Preference Shares of that designated tranche for an amount equal to the Trancheable Redeemable Preference Amount in respect of each such Share of that designated tranche so redeemed at any time after 2 November 2013;

(h)           each date on which Trancheable Redeemable Preference Shares of a particular designated tranche are due to be redeemed in accordance with the provisions of this Article 23 is hereinafter referred to as a Payment Date.  Any redemption of Trancheable Redeemable Preference Shares to be redeemed on a Payment Date is hereinafter referred to as a Redemption, and the monies to be paid thereon as the Redemption Monies;

(i)            no less than 2 Business Days before each Payment Date the Company shall notify each holder of Trancheable Redeemable Preference Shares of the relevant designated tranche of the number of Trancheable Redeemable Preference Shares of that designated tranche held by him the subject of the Redemption and the holder shall, prior to the Payment Date, deliver to the Office certificates in respect of such Trancheable Redeemable Preference Shares to be redeemed on that Payment Date;

(j)            on each Payment Date the Company shall, subject to the provisions of this Article and upon receipt of the relevant Share certificates (or indemnity in respect thereof in a form reasonably satisfactory to the Company), redeem the Trancheable Redeemable Preference Shares of each designated tranche which are due to be redeemed by paying the Redemption Monies to the holders thereof save that, in the event that the amount due to be paid on any Payment Date is in excess of the amount of the proceeds of any new issue made for the purposes of the relevant Redemption (if any) which may lawfully be applied for that purpose plus anyprofits lawfully available for the purpose of the relevant Redemption then the Company shall redeem only that number of Trancheable Redeemable Preference Shares of that designated tranche that may be redeemed taking into account the amount so available. Any Trancheable Redeemable Preference Shares of a designated tranche not redeemed as a result of the foregoing (or which are not redeemed when due for any other reason) shall remain in issue (bearing the rights, including rights to dividend, set out in this Article) registered in the name of the relevant holder of Trancheable Redeemable Preference Shares of that designated tranche until actually redeemed in accordance with this Article.  Payment of the Redemption Monies shall be made upon Redemption;

(k)           the Company shall in the case of a Redemption of all the Trancheable Redeemable Preference Shares represented by one Share certificate cancel that Share certificate and in the case of a Redemption of part only of the Trancheable Redeemable Preference Shares represented by any certificate either:

(i)    endorse a memorandum of the amount and date of the Redemption on such certificate;  or

(ii)   cancel the same and without charge issue to the holder of the Trancheable Redeemable Preference Shares delivering such certificate to the Company a fresh certificate for the balance of Trancheable Redeemable Preference Shares not redeemed on that occasion;

(l)            if a holder of Trancheable Redeemable Preference Shares fails to deliver a Share certificate or indemnity when due in accordance with this Article 23 then the Company may retain any Redemption Monies payable in respect thereof until delivery of such Share certificate or indemnity but upon receipt thereof shall pay the Redemption Monies to the holder, provided that the same are otherwise due and payable under the Articles.  The Company shall not be required to account to the holder for any interest on such monies;

(m)          a Redemption of some but not all of the Trancheable Redeemable Preference Shares of a designated tranche pursuant to Article 23 (f)(iii) shall be made amongst relevant holders of the Trancheable Redeemable Preference Shares of that designated tranche pro rata to their holdings of Trancheable Redeemable Preference Shares of that designated tranche;

(n)           the Company shall for each designated tranche of Trancheable Redeemable Preference Shares, save to the extent the holder thereof consents otherwise, deposit a sum equal to the TRPS Subscription Price in respect of each Trancheable Redeemable Preference Share of such tranche in issue (less any capital duty borne by the Company (i) in connection with their issue and/or (ii) in connection with the issue of any Shares made to fund the redemption of the relevant designated tranche of Trancheable Redeemable Preference Shares) or in respect of each Trancheable Redeemable Preference Share which arose following conversion in an interest bearing account specifically allocated for each such designated tranche upon terms agreed with the holders of such Shares and the Company providing for such Subscription Monies and accrued interest to be released to the Company only for the purpose of redeeming the Trancheable Redeemable Preference Shares of that designated tranche in accordance herewith but provided that the terms of such account shall not prevent any receiver, administrator, liquidator or similar officer or trustee for the benefit of the Company and its creditors from receiving such funds and applying them to meet the Company’s obligations to its creditors or, to the extent not deducted from the sums initially deposited, prevent the Company withdrawing sums necessary to meet capital duty connected with the issue of such designated tranche of Shares or with the issue of Shares issued to fund their redemption; and

Voting

(o)           no holders of Trancheable Redeemable Preference Shares of any designated tranches of Trancheable Redeemable Preference Shares shall be entitled to receive notice of or to attend and/or speak or vote (whether on a show of hands or on a poll) at general meetings of the Company.

THE NON-VOTING DEFERRED SHARES

24.           The rights of the Non-Voting Deferred Shares shall be as follows:

(a)           on a winding-up or other return of capital, the Non-Voting Deferred Shares shall entitle the holders thereof to payment of the amounts paid up thereon,

only after repayment to the holders of the Ordinary Shares of the nominal amount paid up on the Ordinary Shares held by them respectively and the payment of €1,000,000 on each Ordinary Share;

(b)           the Non-Voting Deferred Shares shall not entitle the holders thereof to the payment of any dividend;

(c)           holders of Non-Voting Deferred Shares shall not be entitled to receive notice of or to attend and/or speak or vote (whether on a show of hands or on a poll) at general meetings of the Company;

(d)           the Non-Voting Deferred Shares shall not, save as provided in (e) below, be transferable;

(e)           the creation of any Non-Voting Deferred Shares shall be deemed to confer irrevocable authority on the Company at any time thereafter to appoint any person to execute on behalf of the holders of any Non-Voting Deferred Shares an instrument of transfer in respect thereof and/or an agreement to transfer the same, to such person or persons as the Company may determine as a custodian of the Non-Voting Deferred Shares or to purchase or to cancel the same in accordance with the provisions of the Act, in any such case for not more than one cent for all such shares then being transferred, purchased or cancelled (to be paid to such one of the holders (if more than one) as may be selected by lot), without obtaining the sanction of the holder or holders thereof and, pending such transfer or purchase or cancellation, to retain the certificates for such Non-Voting Deferred Shares;

(f)            the Company may, at its option at any time after the creation of any Non-Voting Deferred Shares, redeem all such shares then in issue (save for any of such Non-Voting Deferred Shares which were created on the Conversion of Shares which were not created as redeemable Shares) at a price not exceeding one cent for all the Non-Voting Deferred Shares redeemed at any one time (to be paid on such date as the board shall select as the date of redemption to such one of the holders (if more than one) as may be selected by lot)  without the requirement to give notice to the holder(s) of the Non-Voting Deferred Shares; and

(g)           upon or after the redemption of any Non-Voting Deferred Shares pursuant to this Article 24 the Directors may pursuant to the authority conferred by the passing of the resolution which created the Converting Shares consolidate and/or sub-divide and/or convert the authorised Non-Voting Deferred Share capital existing as a consequence of such redemption into shares of any other class into which the authorised share capital of the Company is or may, at that time, be divided of a like nominal amount (as nearly as may be) as the shares of such class or into unclassified shares of the same nominal amount as the Non-Voting Deferred Shares.

THE STERLING DEFERRED SHARES

25.           The Sterling Deferred Shares have the following rights and restrictions:

(a)           on a distribution of assets of the Company among its members on a winding up or other return of capital (other than a redemption or purchase by the Company of its own shares), the holders of the Sterling Deferred Shares shall be entitled (such entitlement ranking after the rights of holders of Redeemable Preference Shares, Trancheable Redeemable Preference Shares and Convertible Preference Shares and ranking in priority to the rights of holders of Ordinary Shares and Non-Voting Deferred Shares) to receive an amount equal to the aggregate of the capital paid up or credited as paid up on each Sterling Deferred Share;

(b)           save as provided in Article 25(a), the holders of the Sterling Deferred Shares shall not be entitled to any participation in the profits or assets of the Company;

(c)           the holders of Sterling Deferred Shares shall not be entitled to receive notice of or to attend and/or speak or vote (whether on a show of hands or on a poll) at general meetings of the Company;

(d)           notwithstanding the rights of the holders of Sterling Deferred Shares under Article 26, the written consent of the holders of three-quarters in nominal value of the issued Sterling Deferred Shares or the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the Sterling Deferred Shares is required if the special rights and privileges attaching to the Sterling Deferred Shares are to be abrogated, or adversely varied or otherwise directly adversely affected in any way. The creation, allotment or issue of shares or securities which rank in priority to or equally with the Sterling Deferred Shares (or of any right to call for the allotment or issue of such shares or securities) is for these purposes deemed not to be an abrogation or variation or to have an effect on the rights and privileges attaching to Sterling Deferred Shares;

(e)        all provisions of the Articles relating to general meetings of the Company shall apply mutatis mutandis to every general meeting of the holders of the Sterling Deferred Shares;

(f)            subject to the Act, the Company shall have the right at any time to redeem any such Sterling Deferred Share (provided that it is credited as fully paid) at a price not exceeding €1 for all the Sterling Deferred Shares redeemed at any one time (to be paid on such date as the board shall select as the date of redemption to such one of the holders (if more than one) as may be selected by lot) without the requirement to give notice to the holder(s) of the Sterling Deferred Shares;

(g)           if any holder of a Sterling Deferred Share to be redeemed fails or refuses to surrender the share certificate(s) or indemnity for such Sterling Deferred Share (or fails or refuses to accept the redemption money payable in respect of it), the Company shall retain such money and hold it on trust for such holder without interest but, nevertheless, the Sterling Deferred Shares shall be redeemed and cancelled by the Company and the Company shall have no further obligation whatsoever to the holder of a Sterling Deferred Share;

(h)           no Sterling Deferred Share shall be redeemed otherwise than out of distributable profits or the proceeds of a fresh issue of shares made for the purposes of the redemption or out of capital to the extent permitted by the Act; and

(i)            no Sterling Deferred Share redeemed by the Company shall be capable of re-issue and on redemption of any Sterling Deferred Shares the directors may convert the authorised share capital created as a consequence of such redemption into shares of any other class of share capital into which the authorised share capital of the Company is or may at that time be divided of a like nominal amount (as nearly as may be) as the shares of such class then in issue or into unclassified shares of the same.

VARIATION OF RIGHTS

Method of varying rights

26.           Subject to the provisions of the Companies Acts, if at any time the capital of the Company is divided into or otherwise comprises different classes of shares, the rights attached to any such class may (unless otherwise provided by the terms of allotment of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either:

(a)           with the consent of the holders of three-quarters in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares), which consent shall be by means of one or more instruments or contained in one or more electronic communications sent to such address (if any) for the time being notified by or on behalf of the Company for that purpose or a combination of both; or

(b)           with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class,

but not otherwise.

When rights deemed to be varied

27.           For the purposes of Article 26, if at any time the capital of the Company is divided into or otherwise comprises different classes of shares, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed to be varied by:

(a)           the reduction of the capital paid up on that share or class of shares otherwise than by a purchase or redemption by the Company of its own shares;

(b)           the allotment of another share ranking in priority for payment of a dividend or in respect of capital or which confers on its holder voting rights more favourable than those conferred by that share or class of shares; and

(c)           in relation to any Ordinary Shares held by the ESOT, for so long as such shares represent not less than 1 per cent. of the Company’s issued Ordinary Shares, any proposal to amend Articles 120, 140 (insofar as such Article concerns the right of the ESOT to appoint one of the directors appointed by it in accordance with Article 120 to each committee established by the board) and 163,

but shall not be deemed to be varied by:

(d)           the creation or issue of another share ranking equally with, or subsequent to, that share or class of shares or by the purchase or redemption by the Company of its own shares; or

(e)           the Company permitting, in accordance with the Regulations, the holding of and transfer of title to shares of that or any other class in uncertificated form by means of a relevant system.

SHARE CERTIFICATES

Members’ rights to certificates

28.           Every member, on becoming the holder of any certificated share (except a recognised person in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) shall be entitled, without payment, to one certificate for all the certificated shares of each class held by him (and, on transferring a part of his holding of certificated shares of any class, to a certificate for the balance of his holding of certificated shares).  He may elect to receive one or more additional certificates for any of his certificated shares if he pays for every certificate after the first a reasonable sum determined from time to time by the board.  Every certificate shall:

(a)           be executed under the seal or otherwise in accordance with Article 174 or in such other manner as the board may approve; and

(b)           specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares.

The Company shall not be bound to issue more than one certificate for certificated shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.  Shares of different classes may not be included in the same certificate.

Replacement certificates

29.           If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

LIEN

Company to have lien on shares

30.           The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable to the Company (whether presently or not) in respect of that share.  The board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article.  The Company’s lien on a share shall extend to any amount (including dividends) payable in respect of it.

Enforcement of lien by sale

31.           The Company may sell, in such manner as the board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been sent to the holder of the share, or to the person entitled to it by transmission, demanding payment and stating that if the notice is not complied with the share may be sold.

Giving effect to sale

32.           To give effect to that sale the board may, if the share is a certificated share, authorise any person to execute an instrument of transfer in respect of the share sold to, or in accordance with the directions of, the buyer.  If the share is an uncertificated share, the board may exercise any of the Company’s powers under Article 11 to effect the sale of the share to, or in accordance with the directions of, the buyer.  The buyer shall not be bound to see to the application of the purchase money and his title to the share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

Application of proceeds

33.           The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable.  Any residue shall (if the share sold is a certificated share, on surrender to the Company for cancellation of the certificate in respect of the share sold and, whether the share sold is a certificated or uncertificated share, subject to a like lien for any moneys not presently payable as existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

CALLS ON SHARES

Power to make calls

34.           Subject to the terms of allotment, the board may from time to time make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium).  Each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company the amount called on his shares as required by the notice.  A call may be required to be paid by instalments.  A call may be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the board may determine.  A person on whom a call is made shall remain liable for calls made on him even if the shares in respect of which the call was made are subsequently transferred.

Time when call made

35.           A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

Liability of joint holders

36.           The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

Interest payable

37.           If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid.  Interest shall be paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, the rate determined by the board, not exceeding 15 per cent. per annum, or, if higher, the appropriate rate (as defined in the Act), but the board may in respect of any individual member waive payment of such interest wholly or in part.

Deemed calls

38.           An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment.  If it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

Differentiation on calls

39.           Subject to the terms of allotment, the board may make arrangements on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of calls on their shares.

Payment of calls in advance

40.           The board may, if it thinks fit, receive from any member all or any part of the moneys uncalled and unpaid on any share held by him.  Such payment in advance of calls shall extinguish the liability on the share in respect of which it is made to the extent of the payment.  The Company may pay on all or any of the moneys so advanced (until they would but for such advance become presently payable) interest at such rate agreed between the board and the member not exceeding (unless the Company by ordinary resolution otherwise directs) 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act).

FORFEITURE AND SURRENDER

Notice requiring payment of call

41.           If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the board may give the person from whom it is due not less than 14 clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment.  The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

Forfeiture for non-compliance

42.           If that notice is not complied with, any share in respect of which it was sent may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the board.  The forfeiture shall include all dividends or other moneys payable in respect of the forfeited share which have not been paid before the forfeiture.  When a share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture.  Where the forfeited share is held in certificated form, an entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture.  No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.

Sale of forfeited shares

43.           Subject to the provisions of the Companies Acts, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the board determines, either to the person who was the holder before the forfeiture or to any other person.  At any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the board thinks fit.  Where for the purposes of its disposal a forfeited share held in certificated form is to be transferred to any person, the board may authorise any person to execute an instrument of transfer of the share to that person.  Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the board may exercise any of the Company’s powers under Article 11.  The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

Liability following forfeiture

44.           A person shall cease to be a member in respect of any share which has been forfeited and shall, if the share is a certificated share, surrender the certificate for any forfeited share to the Company for cancellation.  The person shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of that share with interest on that amount at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate determined by the board, not exceeding 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act), from the date of forfeiture until payment.  The board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

Surrender

45.           The board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed.  Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

Extinction of rights

46.           The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Companies Acts.

Evidence of forfeiture or surrender

47.           A statutory declaration by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share.  The declaration shall (subject if necessary to the execution of an instrument of transfer or transfer by means of the relevant system, as the case may be) constitute a good title to the share.  The person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, and his title to the share shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

Form and execution of transfer of certificated share

48.           The instrument of transfer of a certificated share may be in any usual form or in any other form which the board may approve.  An instrument of transfer shall be signed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.  An instrument of transfer need not be under seal.

Transfers of partly paid certificated shares

49.           The board may, in its absolute discretion and without giving any reason, refuse to register the transfer of a certificated share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

Invalid transfers of certificated shares

50.           The board may also refuse to register the transfer of a certificated share unless the instrument of transfer:

(a)           is lodged, duly stamped (if stampable), at the Office or at another place appointed by the board accompanied by the certificate for the share to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer;

(b)           is in respect of only one class of shares; and

(c)           is in favour of not more than four transferees.

Transfers by recognised persons

51.           In the case of a transfer of a certificated share by a recognised person, the lodging of a share certificate will only be necessary if and to the extent that a certificate has been issued in respect of the share in question.

Notice of refusal to register

52.           If the board refuses to register a transfer of a share in certificated form, it shall send the transferee notice of its refusal within two months after the date on which the instrument of transfer was lodged with the Company.

Suspension of registration

53.           The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding 30 days in any year) as the board may determine, except that the board may not suspend the registration of transfers of any participating security without the consent of the Operator of the relevant system.

No fee payable on registration

54.           No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to a share.

Retention of transfers

55.           The Company shall be entitled to retain an instrument of transfer which is registered, but an instrument of transfer which the board refuses to register shall be returned to the person lodging it when notice of the refusal is sent.

TRANSMISSION OF SHARES

Transmission

56.           If a member dies, the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest.  Nothing in these Articles shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by him.

Elections permitted

57.           A person becoming entitled by transmission to a share may, on production of any evidence as to his entitlement properly required by the board, elect either to become the holder of the share or to have another person nominated by him registered as the transferee.  If he elects to become the holder he shall send notice to the

Company to that effect.  If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person.  If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the board may require (including without limitation the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share.  All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

Elections required

58.           The board may at any time send a notice requiring any such person to elect either to be registered himself or to transfer the share.  If the notice is not complied with within 60 days, the board may after the expiry of that period withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

Rights of persons entitled by transmission

59.           A person becoming entitled by transmission to a share shall, on production of any evidence as to his entitlement properly required by the board and subject to the requirements of Article 57, have the same rights in relation to the share as he would have had if he were the holder of the share, subject to Article 187.  That person may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any meeting of the Company where the rights attached to such share would otherwise permit or to receive notice of, or to attend or vote at, any separate meeting of the holders of any class of shares in the capital of the Company.

ALTERATION OF SHARE CAPITAL

Alterations by ordinary resolution

60.           The Company may by ordinary resolution:

(a)           increase its share capital by such sum to be divided into shares of such amount as the resolution prescribes;

(b)           consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)           subject to the provisions of the Companies Acts, sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and

(d)           cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

New shares subject to these Articles

61.           All shares created by ordinary resolution pursuant to Article 60 shall be:

(a)           subject to all the provisions of these Articles, including without limitation provisions relating to payment of calls, lien, forfeiture, transfer and transmission; and

(b)           unclassified, unless otherwise provided by these Articles, by the resolution creating the shares or by the terms of allotment of the shares.

Fractions arising

62.           Whenever any fractions arise as a result of a consolidation or sub-division of shares, the board may on behalf of the members deal with the fractions as it thinks fit.  In particular, without limitation, the board may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Companies Acts, the Company) and distribute the net proceeds of sale in due proportion among those members.  Where the shares to be sold are held in certificated form the board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer.  Where the shares to be sold are held in uncertificated form, the board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.  The buyer shall not be bound to see to the application of the purchase moneys and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

Power to reduce capital

63.           Subject to the provisions of the Companies Acts, the Company may by special resolution reduce its share capital, capital redemption reserve and share premium account in any way.

PURCHASE OF OWN SHARES

Power to purchase own shares

64.           Subject to and in accordance with the provisions of the Companies Acts and without prejudice to any relevant special rights attached to any class of shares, the Company may purchase any of its own shares of any class (including without limitation redeemable shares) in any way and at any price (whether at par or above or below par) and may hold such shares as treasury shares.

GENERAL MEETINGS

Types of general meeting

65.           All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings.  The board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Acts.  All general meetings shall be held in the Republic of Ireland and a general meeting shall only be deemed to be held in the Republic of Ireland where each of the members attending that general meeting is present in the Republic of Ireland in person or by proxy.

Class meetings

66.           All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

(a)           the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares) or, at any adjourned meeting of such holders, one holder present in person or by proxy, whatever the amount of his holding, who shall be deemed to constitute a meeting;

(b)           any holder of shares of the class present in person or by proxy may demand a poll; and

(c)           each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him.

67.           For the avoidance of doubt, a class meeting of the holders of Convertible Preference Shares shall, notwithstanding that it is called by shorter notice than that specified in Article 69, be deemed to have been duly called if it is so agreed by a majority in number of the holders of Convertible Preference Shares having a right to attend and vote at such meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

Convening general meetings

68.           The board may call general meetings whenever and at such times and places in the Republic of Ireland as it shall determine.  On the requisition of members pursuant to the provisions of the Companies Acts, the board shall convene an extraordinary general meeting in accordance with the requirements of the Companies Acts.  If there are insufficient directors in the Republic of Ireland to call a general meeting any director of the Company may call a general meeting, but where no director is willing or able to do so, any two members of the Company may summon a meeting for the purpose of appointing one or more directors.

NOTICE OF GENERAL MEETINGS

Period of notice

69.           An annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least 21 clear days’ notice.  All other extraordinary general meetings shall be called by at least 14 clear days’ notice.

Recipients of notice

70.           Subject to the provisions of the Companies Acts, to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be sent to all the members, to each of the directors and to the auditors.

Contents of notice: general

71.           The notice shall specify the time and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article 74, which shall be identified as such in the notice) and the general nature of the business to be transacted.

Contents of notice: additional requirements

72.           In the case of an annual general meeting, the notice shall specify the meeting as such.  In the case of a meeting to pass a special or extraordinary resolution, the notice shall specify the intention to propose the resolution as a special or extraordinary resolution, as the case may be.

Article 76 arrangements

73.           The notice shall include details of any arrangements made for the purpose of Article 76 (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).

General meetings at more than one place

74.           The board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place, provided such satellite meeting place is located in the Republic of Ireland.  The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a)           participate in the business for which the meeting has been convened;

(b)           hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)           be heard and seen by all other persons so present in the same way.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

Interruption or adjournment where facilities inadequate

75.           If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article 74, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting.  All business conducted at that general meeting up to the time of that adjournment shall be valid.  The provisions of Article 87 shall apply to that adjournment.

Other arrangements for viewing and hearing proceedings

76.           The board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place.  Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue.  The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

Controlling level of attendance

77.           The board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 76 (including without limitation the issue of tickets or the imposition of some other means of selection) it in its absolute discretion considers appropriate, and may from time to time change those arrangements.  If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 76.  The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

Change in place and/or time of meeting

78.           If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 74 applies) and/or time, it may change the place (or any of the places, in the case of a meeting to which Article 74 applies) and/or postpone the time at which the meeting is to be held, provided that the meeting is held in the Republic of Ireland.  If such a decision is made, the board may then change the place (or any of the places, in the case of a meeting to which Article 74 applies) and/or postpone the time again if it decides that it is reasonable to do so.  In either case:

(a)           no new notice of the meeting need be sent, but the board shall, if practicable, advertise the date, time and place of the meeting in at least two newspapers having a national circulation and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

(b)           a proxy appointment in relation to the meeting may, if by means of an instrument, be delivered to the Office or to such other place within the Republic of Ireland or the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 113(a) or, if contained in an electronic communication, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 113(b), at any time not less than 48 hours before any postponed time appointed for holding the meeting.

Meaning of participate

79.           For the purposes of Articles 74, 75, 76, 77 and 78, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a show of hands, vote on a poll, be represented by a proxy and have access to all documents which are required by the Companies Acts or these Articles to be made available at the meeting.

Accidental omission to send notice etc.

80.           The accidental omission to send a notice of a meeting, or to send any notification where required by the Companies Acts or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Companies Acts or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

Security

81.           The board and, at any general meeting, the chairman may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place.  The board and, at any general meeting, the chairman are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

PROCEEDINGS AT GENERAL MEETINGS

Quorum

82.           No business shall be transacted at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting.  Save as otherwise provided by these Articles, two persons present in person or by proxy and entitled to vote on the business to be transacted shall be a quorum.

If quorum not present

83.           If such a quorum is not present within five minutes (or such longer time not exceeding 30 minutes as the chairman of the meeting may decide to wait) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place as the chairman of the meeting may determine.  The adjourned meeting shall be dissolved if a quorum is not present within 15 minutes after the time appointed for holding the meeting.

Chairman

84.           The chairman, if any, of the board or, in his absence, any vice chairman of the Company or, in his absence, some other director nominated by the board, shall preside as chairman of the meeting.  If neither the chairman, vice chairman nor such other director (if any) is present within five minutes after the time appointed for holding the meeting or is not willing to act as chairman, the directors present shall elect one of their number to be chairman.  If there is only one director present and willing to act, he shall be chairman.  If no director is willing to act as chairman, or if no director is present within five minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.

Entitlement to be present or speak

85.           A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the capital of the Company.  The chairman may invite any person to attend and speak at a general meeting who he considers to be equipped by experience or knowledge of the Company’s affairs to assist in the business being transacted at the meeting.

Adjournment: chairman’s powers

86.           The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting from time to time and from place to place (provided that such adjourned meeting is held in the Republic of Ireland).  No business shall be transacted at an adjourned meeting other than business that might properly have been transacted at the meeting had the adjournment not taken place.  In addition (and without prejudice to the chairman’s power to adjourn a meeting conferred by Article 75), the chairman may adjourn the meeting to another time and place in the Republic of Ireland without such consent if it appears to him that:

(a)           it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present; or

(b)           the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(c)           an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

Adjournment: procedures

87.           Any such adjournment may be for such time and to such other place in the Republic of Ireland (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such other places) as the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting.  Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article 113 or by means of an instrument which, if delivered by him at the meeting which is adjourned to the chairman or the secretary or any director, shall be valid even though it is given at less notice than would otherwise be required by Article 113(a).  When a meeting is adjourned for 30 days or more or for an indefinite period, notice shall be sent at least seven clear days before the date of the adjourned meeting specifying the time and place in the Republic of Ireland (or places, in the case of a meeting to which Article 74 applies) of the adjourned meeting and the general nature of the business to be transacted.  Otherwise it shall not be necessary to send any notice of an adjournment or of the business to be transacted at an adjourned meeting.

Amendments to resolutions

88.           If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.  With the consent of the chairman, an amendment may be withdrawn by its proposer before it is voted on.  No amendment to a resolution duly proposed as a special or extraordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error).  No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either (a) at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and the intention to move it has been delivered by means of an instrument to the Office or to such other place as may be specified by or on behalf of the Company for that purpose, or received in an electronic communication at such address (if any) for the time being notified by or on behalf of the Company for that purpose, or (b) the chairman in his absolute discretion decides that the amendment may be considered and voted on.

Methods of voting

89.           A resolution put to the vote of a general meeting shall be decided on a show of hands unless, before or on the declaration of the result of a vote on the show of hands or on the withdrawal of any other demand for a poll, a poll is duly demanded.  Subject to the provisions of the Companies Acts, a poll may be demanded by:

(a)           the chairman of the meeting; or

(b)           (except on the election of the chairman of the meeting or on a question of adjournment) at least five members present in person or by proxy having the right to vote at the meeting; or

(c)           any member or members present in person or by proxy representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)           any member or members present in person or by proxy holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

A demand by a person as proxy for a member shall be the same as a demand by the member.

Declaration of result

90.           Unless a poll is duly demanded (and the demand is not withdrawn before the poll is taken) a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Chairman’s casting vote

91.           In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.

Withdrawal of demand for poll

92.           The demand for a poll may be withdrawn before the poll is taken, but only with the consent of the chairman.  A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.  If the demand for a poll is withdrawn, the chairman or any other member entitled may demand a poll.

Conduct of poll

93.           Subject to Article 94, a poll shall be taken as the chairman directs and he may, and shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll.  The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

When poll to be taken

94.           A poll demanded on the election of a chairman or on a question of adjournment shall be taken immediately.  A poll demanded on any other question shall be taken either at the meeting or at such time and place as the chairman directs not being more than 30 days after the poll is demanded.  The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.  If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

Notice of poll

95.           No notice need be sent of a poll not taken at the meeting at which it is demanded if the time and place at which it is to be taken are announced at the meeting.  In any other case notice shall be sent at least seven clear days before the taking of the poll specifying the time and place at which the poll is to be taken.

Effectiveness of special and extraordinary resolutions

96.           Where for any purpose an ordinary resolution of the Company is required, a special or extraordinary resolution shall also be effective.  Where for any purpose an extraordinary resolution is required, a special resolution shall also be effective.

VOTES OF MEMBERS

Right to vote

97.           Subject to any rights or restrictions attached to any shares, on a show of hands every member who is present in person shall have one vote and on a poll every member present in person or by proxy shall have one vote for every share of which he is the holder.

Votes of joint holders

98.           In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders.  For this purpose seniority shall be determined by the order in which the names of the holders stand in the register.

Member under incapacity

99.           A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised for that purpose appointed by that court or official.  That receiver, curator bonis or other person may, on a poll, vote by proxy.  The right to vote shall be exercisable only if evidence satisfactory to the board of the authority of the person claiming to exercise the right to vote has been delivered to the Office, or another place specified in accordance with these Articles for the delivery of proxy appointments, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised.

Calls in arrears

100.         No member shall be entitled to vote at a general meeting or at a separate meeting of the holders of any class of shares in the capital of the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

Section 212 of the Act: restrictions if in default

101.         If at any time the board is satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 212 of the Act (a section 212 notice) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the board may, in its absolute discretion at any time thereafter by notice (a direction notice) to such member direct that:

(a)           in respect of the shares in relation to which the default occurred (the default shares, which expression includes any shares issued after the date of the section 212 notice in respect of those shares) the member shall not be entitled to attend or vote either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares or on a poll; and

(b)           where the default shares represent at least ¼ of one per cent. in nominal value of the issued shares of their class (excluding any shares of that class held as treasury shares), the direction notice may additionally direct that in respect of the default shares:

(i)    no payment shall be made by way of dividend and no share shall be allotted pursuant to Article 185;

(ii)   no transfer of any default share shall be registered unless:

(A)          the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

(B)           the transfer is an approved transfer; or

(C)           registration of the transfer is required by the Regulations.

Copy of notice to interested persons

102.         The Company shall send the direction notice to each other person appearing to be interested in the default shares, but the failure or omission by the Company to do so shall not invalidate such notice.

When restrictions cease to have effect

103.         Any direction notice shall cease to have effect not more than seven days after the earlier of receipt by the Company of:

(a)           a notice of an approved transfer, but only in relation to the shares transferred; or

(b)           all the information required by the relevant section 212 notice, in a form satisfactory to the board.

Board may cancel restrictions

104.         The board may at any time send a notice cancelling a direction notice.

Conversion of uncertificated shares

105.         The Company may exercise any of its powers under Article 11 in respect of any default share that is held in uncertificated form.

Supplementary provisions

106.         For the purposes of this Article and Articles 101, 102, 103, 104 and 105:

(a)           a person shall be treated as appearing to be interested in any shares if the member holding such shares has sent to the Company a notification under section 212 of the Act which either (i) names such person as being so interested or (ii) fails to establish the identities of all those interested in the shares, and (after taking into account the said notification and any other relevant section 212 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(b)           the prescribed period is 14 days from the date of service of the section 212 notice; and

(c)           a transfer of shares is an approved transfer if:

(i)    it is a transfer of shares pursuant to an acceptance of a takeover offer (within the meaning of section 428(1) of the Act); or

(ii)   the board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or

(iii)  the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services and Markets Act 2000 or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.

Section 216 of the Act

107.         Nothing contained in Article 101, 102, 103, 104, 105 or 106 limits the power of the Company under section 216 of the Act.

Errors in voting

108.         If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chairman, it is of sufficient magnitude to vitiate the result of the voting.

Objection to voting

109.         No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered.  Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded.  Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

Voting: additional provisions

110.         On a poll, votes may be given either personally or by proxy.  A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

PROXIES AND CORPORATE REPRESENTATIVES

Appointment of proxy: execution

111.         The appointment of a proxy, whether by means of an instrument or contained in an electronic communication, shall be executed in such manner as may be approved by or on behalf of the Company from time to time.  Subject thereto, the appointment of a proxy shall be executed by the appointor or any person duly authorised by the appointor or, if the appointor is a corporation, executed by a duly authorised person or under its common seal or in any other manner authorised by its constitution.  For the purpose of this Article and Articles 112, 113, 114 and 115, an electronic communication which contains a proxy appointment need not comprise writing if the board so determines and in such a case, if the board so determines, the appointment need not be executed but shall instead be subject to such conditions as the board may approve.

Method of proxy appointment

112.         The appointment of a proxy shall be in any usual form or in any other form which the board may approve.  Subject thereto, the appointment of a proxy may be:

(a)           by means of an instrument; or

(b)           contained in an electronic communication, if the board so determines.

The board may, if it thinks fit, but subject to the provisions of the Companies Acts, at the Company’s expense send forms of proxy for use at the meeting and issue invitations contained in electronic communications to appoint a proxy in relation to the meeting in such form as may be approved by the board.  The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned.  A member may appoint more than one proxy to attend on the same occasion.

Delivery/receipt of proxy appointment

113.         Without prejudice to Article 78(b) or to the second sentence of Article 87, the appointment of a proxy shall:

(a)           in the case of an instrument, be delivered personally or by post to the Office or such other place within the Republic of Ireland or the United Kingdom as may be specified by or on behalf of the Company for that purpose:

(i)    in the notice convening the meeting, or

(ii)   in any form of proxy sent by or on behalf of the Company in relation to the meeting,

not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article 78) at which the person named in the appointment proposes to vote; or

(b)           in the case of an appointment contained in an electronic communication, where an address has been specified by or on behalf of the Company for the purpose of receiving electronic communications:

(i)    in the notice convening the meeting, or

(ii)   in any form of proxy sent by or on behalf of the Company in relation to the meeting, or

(iii)  in any invitation contained in an electronic communication to appoint a proxy issued by or on behalf of the Company in relation to the meeting,

be received at that address not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article 78) at which the person named in the appointment proposes to vote; or

(c)           in either case, where a poll is taken more than 48 hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(d)           in the case only of an instrument, where a poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director.

Execution under authority

114.         Where the appointment of a proxy is expressed to have been or purports to have been executed by a person on behalf of the holder of a share:

(a)           the Company may treat the appointment as sufficient evidence of the authority of that person to execute the appointment on behalf of that holder;

(b)           that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of any written authority under which the appointment has been executed, or a copy of such authority certified notarially or in some other way approved by the board, to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment may be treated as invalid; and

(c)           whether or not a request under Article 108(b) has been made or complied with, the Company may determine that it has insufficient evidence of the authority of that person to execute the appointment on behalf of that holder and may treat the appointment as invalid.

Validity of proxy appointment

115.         A proxy appointment which is not delivered or received in accordance with Article 113 shall be invalid.  When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one which was last delivered or received shall be treated as replacing and revoking the others as regards that share.  The board may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

Rights of proxy

116.         A proxy appointment shall be deemed to include the right to demand, or join in demanding, a poll but shall not confer any further right to speak at a meeting, except with the permission of the chairman.  The proxy appointment shall also, unless it provides to the contrary, be deemed to confer authority on the proxy to vote or abstain from voting as the proxy thinks fit on any amendment of a resolution and on any procedural motion or resolution put to the meeting to which it relates and on any other business not referred to in the notice of meeting which may properly come before the meeting to which it relates.  The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

Corporate representatives

117.         Any corporation which is a member of the Company (in this Article the grantor) may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any separate meeting of the holders of any class of shares.  A person so authorised shall be entitled to exercise the same power on behalf of the grantor as the grantor could exercise if it were an individual member of the Company, save that a director, the secretary or other person authorised for the purpose by the secretary may require such person to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.  The grantor shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it.

Revocation of authority

118.         A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding the poll unless notice of the determination was either delivered or received as mentioned in the following sentence at least three hours before the start of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.  Such notice of determination shall be either by means of an instrument delivered to the Office or to such other place within the Republic of Ireland or the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 113(a) or contained in an electronic communication received at the address (if any) specified by or on behalf of the Company in accordance with Article 113(b), regardless of whether any relevant proxy appointment was effected by means of an instrument or contained in an electronic communication.  For the purpose of this Article, an electronic communication which contains such notice of determination need not comprise writing if the board has determined that the electronic communication which contains the relevant proxy appointment need not comprise writing.

NUMBER OF DIRECTORS

Limits on number of directors

119.         Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall be not less than three nor more than 13 in number, provided that the minimum or maximum number of directors shall include such number of directors as are nominated by the ESOT pursuant to Article 120.

APPOINTMENT AND RETIREMENT OF DIRECTORS

ESOT appointed directors

120.         The ESOT shall be entitled, by notice in writing signed by it and left at the Office, to appoint:

(a)           three non-executive directors for so long as the ESOT (together with any nominee of the ESOT) holds not less than 18 per cent. of the issued Ordinary Shares;

(b)           two non-executive directors for so long as the ESOT (together with any nominee of the ESOT) holds not less than 10 per cent. but less than 18 per cent. of the issued Ordinary Shares; and

(c)           one non-executive director for so long as the ESOT (together with any nominee of the ESOT) holds not less than 1 per cent. but less than 10 per cent. of the issued Ordinary Shares.

The ESOT shall have the right to remove any such person so appointed for any reason whatsoever and to appoint another person in his place.  Subject to the Act, a director so appointed (an ESOT Appointee Director) shall not be removed from the board of directors other than at the written request of the ESOT.  Following any removal or resignation of an ESOT Appointee Director as a member of the board of directors , whether in accordance with Articles 121 or 122 or the Act or otherwise (including by reason of death, disqualification or otherwise), the ESOT shall be entitled to appoint further nominee(s) of the ESOT as member(s) of the board of directors subject only to the provisions of this Article 120.  The ESOT shall be entitled to nominate any person(s) at its sole discretion to be an ESOT Appointee Director.  Any notice given pursuant to this Article shall take effect immediately upon delivery to the Office or upon its being produced to a meeting of the directors.  Whenever the ESOT’s right to appoint directors is reduced as a consequence of a reduction in its percentage holding of the issued Ordinary Shares below the levels set out in this Article, the ESOT shall, if requested to do so by the board, be obliged to remove such number of ESOT Appointee Directors as are required to reduce the ESOT Appointee Directors to the number it is then entitled to appoint and the board shall be entitled to remove any such surplus directors should the ESOT fail or be delayed in doing so.  The ESOT Appointee Directors shall abstain from voting on any resolution of the board to consider the removal of any ESOT Appointee Director pursuant to this Article 120.  For the avoidance of doubt, the right of the ESOT to appoint an ESOT Appointee Director pursuant to this Article 120 shall, but in relation to any variation of such right only, attach to the Ordinary Shares held by the ESOT from time to time and such shares shall constitute a separate class of shares for so long as such right exists.

Number of directors to retire

121.         At every annual general meeting one-third of the directors or, if their number is not three or a multiple of three, the number nearest to one-third shall retire from office; but if any director has at the start of the annual general meeting been in office for three years or more since his last appointment or re-appointment, he shall retire at that annual general meeting.  In the event that an ESOT Appointee Director retires pursuant to this Article 121 and is not re-appointed, the ESOT shall be entitled to appoint another nominee (provided such nominee is not the same person as the ESOT Appointee Director who has just retired and not been re-appointed) to be an ESOT Appointee Director in accordance with Article 120.

Which directors to retire

122.         Subject to the provisions of the Companies Acts and these Articles, the directors to retire by rotation shall be, first, those who wish to retire and not be re-appointed to office and, second, those who have been longest in office since their last appointment or re-appointment.  As between persons who became or were last re-appointed directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.  The directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the board at the date of the notice convening the annual general meeting.  No director shall be required to retire or be relieved from retiring or be retired by reason of any change in the number or identity of the directors after the date of the notice but before the close of the meeting.

When director deemed to be re-appointed

123.         If the Company does not fill the vacancy at the meeting at which a director retires by rotation or otherwise, the retiring director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-appointment of the director is put to the meeting and lost.

Eligibility for election

124.         No person other than a director retiring by rotation shall be appointed a director at any general meeting unless:

(a)           he is recommended by the board; or

(b)           in the case of an ESOT Appointee Director, he is nominated by the ESOT; or

(c)           not less than 14 nor more than 42 clear days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting (not being the person to be proposed) has been received by the Company of the intention to propose that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors, together with notice executed by that person of his willingness to be appointed.

Separate resolutions on appointment

125.         Except as otherwise authorised by the Companies Acts, the appointment of any person proposed as a director shall be effected by a separate resolution.

Additional powers of the Company

126.         Subject as aforesaid, the Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director and may also determine the rotation in which any additional directors are to retire.  The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the meeting.

Appointment by board

127.         The board may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director and in either case whether or not for a fixed term, provided that the appointment does not cause the number of directors to exceed the number, if any, fixed by or in accordance with these Articles as the maximum number of directors.  Irrespective of the terms of his appointment, a director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the directors who are to retire by rotation at the meeting.  If not re-appointed at such annual general meeting, he shall vacate office at its conclusion.

Position of retiring directors

128.         A director who retires at an annual general meeting may, if willing to act, be re-appointed.  If he is not re-appointed, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.

Age limit

129.         No person shall be disqualified from being appointed or re-appointed a director, and no director shall be required to vacate that office, by reason only of the fact that he has attained the age of 70 years or any other age nor shall it be necessary by reason of his age to give special notice under the Companies Acts of any resolution.  Where the board convenes any general meeting of the Company at which (to the knowledge of the board) a director will be proposed for appointment or re-appointment who at the date for which the meeting is convened will have attained the age of 70 or more, the board shall give notice of his age in years in the notice convening the meeting or in any document sent with the notice, but the accidental omission to do so shall not invalidate any proceedings, or any appointment or re-appointment of that director, at that meeting.

No share qualification

130.         A director shall not be required to hold any shares in the capital of the Company by way of qualification.

ALTERNATE DIRECTORS

Power to appoint alternates

131.         Any director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the board and willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.

Alternates entitled to receive notice

132.         An alternate director shall be entitled to receive notice of all meetings of the board and of all meetings of committees of the board of which his appointor is a member, to attend and vote at any such meeting at which his appointor is not personally present, and generally to perform all the functions of his appointor (except as regards power to appoint an alternate) as a director in his absence.  It shall not be necessary to send notice of such a meeting to an alternate director who is absent from the United Kingdom.

Alternates representing more than one director

133.         A director or any other person may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the board or any committee of the board to one vote for every director whom he represents (and who is not present) in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

Expenses and remuneration of alternates

134.         An alternate director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a director but shall not be entitled to receive any remuneration from the Company in respect of his services as an alternate director except such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice to the Company from time to time direct.  An alternate director shall be entitled to be indemnified by the Company to the same extent as if he were a director.

Termination of appointment

135.         An alternate director shall cease to be an alternate director:

(a)           if his appointor ceases to be a director; but, if a director retires by rotation or otherwise but is re-appointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his re-appointment; or

(b)           on the happening of any event which, if he were a director, would cause him to vacate his office as director; or

(c)           if he resigns his office by notice to the Company.

Method of appointment and revocation

136.         Any appointment or removal of an alternate director shall be by notice to the Company executed by the director making or revoking the appointment and shall take effect in accordance with the terms of the notice (subject to any approval required by Article 131) on receipt of such notice by the Company which shall, in the case of a notice contained in an instrument, be at the Office or, in the case of a notice contained in an electronic communication, be at such address (if any) for the time being notified by or on behalf of the Company for that purpose.

Alternate not an agent of appointor

137.         Except as otherwise expressly provided in these Articles, an alternate director shall be deemed for all purposes to be a director.  Accordingly, except where the context otherwise requires, a reference to a director shall be deemed to include a reference to an alternate director.  An alternate director shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

POWERS OF THE BOARD

Business to be managed by board

138.         Subject to the provisions of the Companies Acts, the Memorandum and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the board which may exercise all the powers of the Company, including without limitation the power to dispose of all or any part of the undertaking of the Company.  No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that direction had not been given.  The powers given by this Article shall not be limited by any special power given to the board by these Articles.  A meeting of the board at which a quorum is present may exercise all powers exercisable by the board.

Exercise by Company of voting rights

139.         The board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

DELEGATION OF POWERS OF THE BOARD

Committees of the board

140.         The board may delegate any of its powers to any committee consisting of one or more directors.  The board may also delegate to any director such of its powers as the board considers desirable to be exercised by him.  Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the board may specify, and may be revoked or altered.  The board may co-opt on to any such committee persons other than directors, who may enjoy voting rights in the committee.  The co-opted members shall be less than one-half of the total membership of the committee and a resolution of any committee shall be effective only if a majority of the members present are directors.  Subject to any conditions imposed by the board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying.  For so long as the ESOT is entitled to appoint at least one director pursuant to Article 120, the ESOT shall be entitled to appoint no more than one of the directors appointed by it in accordance with such Article to each committee established by the board in accordance with this Article, provided that such appointment does not contravene the Combined Code, the Listing Rules or any other rules or codes of corporate governance which apply to the Company or which have been adopted by the board from time to time.  For the avoidance of doubt, the right of the ESOT, under this Article, to appoint no more than one of the directors appointed by it in accordance with Article 120 to each committee established by the board shall attach to the Ordinary Shares held by the ESOT from time to time and such shares shall, but in relation to any variation of such right only, constitute a separate class of shares for so long as such right exists.

Local boards etc.

141.         The board may establish local or divisional boards or agencies for managing any of the affairs of the Company (provided such boards or agencies are established and hold their meetings in the Republic of Ireland) and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration.  The board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the board, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies.  Any appointment or delegation made pursuant to this Article may be made on such terms and subject to such conditions as the board may decide.  The board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

Agents

142.         The board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the board) and on such conditions as the board determines, including without limitation authority for the agent to delegate all or any of his powers, authorities and discretions, and may revoke or vary such delegation.

Offices including title “director”

143.         The board may appoint any person to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title.  The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these Articles.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

Disqualification as a director

144.         The office of a director shall be vacated if:

(a)           he ceases to be a director by virtue of any provisions of the Companies Acts or these Articles or he becomes prohibited by law from being a director; or

(b)           he becomes bankrupt or makes any arrangement or composition with his creditors generally or applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under the Insolvency Act 1986; or

(c)           he is, or may be, suffering from mental disorder and either:

(i)    he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1984; or

(ii)   an order is made by a court having jurisdiction (whether in the Republic of Ireland or the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

(d)           he resigns his office by notice to the Company or, having been appointed for a fixed term, the term expires or his office as a director is vacated pursuant to Article 127; or

(e)           he has been absent for more than six consecutive months without permission of the board from meetings of the board held during that period and his alternate director (if any) has not attended in his place during that period and the board resolves that his office be vacated; or

(f)            he is requested to resign in writing by not less than three quarters of the other directors.  In calculating the number of directors who are required to make such a request to the director, (i) an alternate director appointed by him acting in his capacity as such shall be excluded; and (ii) a director and any alternate director appointed by him and acting in his capacity as such shall constitute a single director for this purpose, so that execution by either shall be sufficient.

145.         For the avoidance of doubt, if the office of a director is vacated for any reason, he shall cease to be a member of any committee or sub-committee of the board and shall cease to be a member of any local or divisional boards or agencies established for managing any of the affairs of the Company.

Power of Company to remove director

146.         The Company may, without prejudice to the provisions of the Companies Acts and Article 120, by ordinary resolution (notice of which is given on at least 14 clear day’s notice) remove any director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such director, but without prejudice to any claim he may have for damages for breach of any such agreement).  The Company may, by ordinary resolution, appoint another person in place of a director removed from office in accordance with Article 124.  Any person so appointed shall, for the purpose of determining the time at which he or any other director is to retire by rotation, be treated as if he had become a director on the day on which the director in whose place he is appointed was last elected a director.  In default of such appointment the vacancy arising on the removal of a director from office may be filled as a casual vacancy.

NON-EXECUTIVE DIRECTORS

Arrangements with non-executive directors

147.         Subject to the provisions of the Companies Acts, the board may enter into, vary and terminate an agreement or arrangement with any director who does not hold executive office for the provision of his services to the Company.  Subject to Article 145 and 146, any such agreement or arrangement may be made on such terms as the board determines.

Ordinary remuneration

148.         The ordinary remuneration of the directors who do not hold executive office for their services (excluding amounts payable under any other provision of these Articles) shall not exceed in aggregate €1,500,000 per annum or such higher amount as the Company may from time to time by ordinary resolution determine.  Subject thereto, each such director shall be paid a fee for their services (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the board.

Additional remuneration for special services

149.         Any director who does not hold executive office and who performs special services which in the opinion of the board are outside the scope of the ordinary duties of a director, may (without prejudice to the provisions of Article 148) be paid such extra remuneration by way of an additional fee, salary, commission or otherwise as the board may determine.

DIRECTORS’ EXPENSES

Directors may be paid expenses

150.         The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the board or committees of the board, general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

EXECUTIVE DIRECTORS

Appointment to executive office

151.         Subject to the provisions of the Companies Acts, the board may appoint one or more of its body to be the holder of any executive office (except that of auditor) in the Company and may enter into an agreement or arrangement with any such director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director.  Any such appointment, agreement or arrangement may be made on such terms, including without limitation terms as to remuneration, as the board determines.  The board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

Termination of appointment to executive office

152.         Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any rights or claims which he may have against the Company by reason of such cessation.  A director appointed to an executive office shall not cease to be a director merely because his appointment to such executive office terminates.

Emoluments to be determined by the board

153.         The emoluments of any director holding executive office for his services as such shall be determined by the board, and may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

DIRECTORS’ INTERESTS

Directors may contract with the Company

154.         Subject to the provisions of the Companies Acts, and provided that he has disclosed to the board the nature and extent of any material interest of his, a director notwithstanding his office:

(a)           may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b)           may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director;

(c)           may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

(d)           shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

Notification of interests

155.         For the purposes of Article 154:

(a)           a general notice given to the board that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

(b)           an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

GRATUITIES, PENSIONS AND INSURANCE

Gratuities and pensions

156.         The board may (by establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiary undertakings or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

Insurance

157.         Without prejudice to the provisions of Article 222, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a)           a director, officer or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(b)           a trustee of any pension fund in which employees of the Company or any other body referred to in Article 157(a) is or has been interested,

including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.

Directors not liable to account

158.         No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to these Articles.  The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

Section 719 of the Act

159.         Pursuant to section 719 of the Act, the board is hereby authorised to make such provision as may seem appropriate for the benefit of any persons employed or formerly employed by the Company or any of its subsidiary undertakings in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary undertaking.  Any such provision shall be made by a resolution of the board in accordance with section 719.

PROCEEDINGS OF THE BOARD

Convening meetings

160.         Subject to the provisions of these Articles, the board may regulate its proceedings as it thinks fit.  A director may, and the secretary at the request of a director shall, call a meeting of the board.  All meetings of the board shall be held in the Republic of Ireland.  Notice of a board meeting shall be deemed to be properly sent to a director if it is given to him personally or by word of mouth or sent by instrument to him, at his last known address or such other address (if any) as may for the time being be notified by him or on his behalf to the Company for that purpose, or sent using electronic communications to such address (if any) for the time being notified by him or on his behalf to the Company for that purpose.  A director absent or intending to be absent from the Republic of Ireland may request the board that notices of board meetings shall during his absence be sent by instrument to him at such address (if any) for the time being notified by him or on his behalf to the Company for that purpose, or sent using electronic communications to such address (if any) for the time being notified by him or on his behalf to the Company for that purpose, but such notices need not be sent any earlier than notices sent to directors not so absent and, if no such request is made to the board, it shall not be necessary to send notice of a board meeting to any director who is for the time being absent from the Republic of Ireland.  No account is to be taken of directors absent from the Republic of Ireland when considering the adequacy of the period of notice of the meeting.  Questions arising at a meeting shall be decided by a majority of votes.  In the case of an equality of votes, the chairman shall have a second or casting vote.  Any director may waive notice of a meeting and any such waiver may be retrospective.  Any electronic communication pursuant to this Article need not comprise writing if the board so determines.

Quorum

161.         The quorum for the transaction of the business of the board may be fixed by the board and unless so fixed at any other number shall be three directors physically present in one location in the Republic of Ireland (or as deemed to be present pursuant to Article 165).  For the avoidance of doubt, any meeting or purported meeting held outside the Republic of Ireland shall be void.  A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum.  Any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no director objects.

Powers of directors if number falls below minimum

162.         The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the number fixed as the quorum, the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

Chairman and vice chairman

163.         The board may appoint one of their number to be the chairman of the board and may at any time remove him from such office.  The vice chairman shall be appointed:

(a)           by the ESOT for a period of three years from Admission;

(b)           thereafter, by the ESOT, for so long as the ESOT is entitled to appoint not less than two directors pursuant to Article 120; or

(c)           if at any time after three years from Admission, Article 163(b) does not apply, by the board appointing one of their number to be vice chairman, with the board being entitled to remove him at any time from such office.

For the avoidance of doubt, if the ESOT ceases to be entitled to appoint the vice chairman under Article 163(b) but subsequently is entitled to appoint two directors or more under Article 120, the ESOT’s right to appoint the vice chairman pursuant to Article 163(b) shall reapply from the time that such subsequent entitlement commences.  Furthermore, the right of the ESOT to appoint the vice chairman, in accordance with this Article, shall attach to the Ordinary Shares from time to time held by the ESOT and such shares shall, but in relation to any variation of such right only, constitute a separate class of shares for so long as such right exists.  Unless he is unwilling to do so, the director appointed as chairman, or in his stead the director appointed as vice chairman, shall preside at every meeting of the board at which he is present.  If there is no director holding either of those offices, or if neither the chairman nor the vice chairman is willing to preside or neither of them is present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

Validity of acts of the board

164.         All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director or alternate director, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or alternate director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or, as the case may be, an alternate director and had been entitled to vote.

Meetings by telephone etc.

165.         Without prejudice to the first sentence of Article 160, a person entitled to be present at a meeting of the board or of a committee of the board shall be deemed to be present for all purposes if he is present in the Republic of Ireland and able (directly or by telephonic communication) to speak to and be heard by all those present or deemed to be present simultaneously.  A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly.  Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is.  The word meeting in these Articles shall be construed accordingly.

Directors’ power to vote on contracts in which they are interested

166.         Except as otherwise provided by these Articles, a director shall not vote at a meeting of the board or a committee of the board on any resolution of the board concerning a matter in which he has an interest (other than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company) which (together with any interest of any person connected with him) is to his knowledge material unless his interest arises only because the resolution concerns one or more of the following matters:

(a)           the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

(b)           the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the director has assumed responsibility (in whole or part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(c)           a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(d)           a contract, arrangement, transaction or proposal concerning any other body corporate in which he or any person connected with him is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise, if he and any persons connected with him do not to his knowledge hold an interest (as that term is used in sections 198 to 211 of the Act) representing one per cent. or more of either any class of the equity share capital (excluding any shares of that class held as treasury shares) of such body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

(e)           a contract, arrangement, transaction or proposal for the benefit of employees of the Company or of any of its subsidiary undertakings which does not award him any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

(f)            a contract, arrangement, transaction or proposal concerning any insurance which the Company is empowered to purchase or maintain for, or for the benefit of, any directors of the Company or for persons who include directors of the Company.

Interests of connected person and alternate director

167.         For the purposes of Article 166, an interest of a person who is, for any purpose of the Companies Acts (excluding any statutory modification of the Companies Acts not in force when this Article is adopted), connected with a director shall be treated as an interest of the director and, in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

168.         The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a director from voting at a meeting of directors or of a committee of directors.

Division of proposals

169.         Where proposals are under consideration concerning the appointment (including without limitation fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately.  In such cases each of the directors concerned shall be entitled to vote in respect of each resolution except that concerning his own appointment.

Decision of chairman final and conclusive

170.         If a question arises at a meeting of the board or of a committee of the board as to the entitlement of a director to vote or to be counted in a quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed.  If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chairman have not been fairly disclosed.

SECRETARY

Appointment and removal of secretary

171.         Subject to the provisions of the Companies Acts, the board shall appoint the secretary for such term, at such remuneration and on such conditions as it may think fit, provided that the secretary shall be resident in the Republic of Ireland.  The secretary shall carry out all the duties of the secretary in the Republic of Ireland save for those which the Act requires to be carried out in England and Wales and those which the secretary reasonably considers it is necessary or desirable to be carried out in England and Wales.  Any secretary so appointed may be removed by the board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.  If at any time the secretary ceases to be resident in the Republic of Ireland he shall be deemed to be removed as secretary with immediate effect.

MINUTES

Minutes required to be kept

172.         The board shall cause minutes to be made in books kept for the purpose of:

(a)           all appointments of officers made by the board; and

(b)           all proceedings at meetings of the Company, the holders of any class of shares in the capital of the Company, the board and committees of the board, including the names of the directors present at each such meeting.

Conclusiveness of minutes

173.         Any such minutes, if purporting to be executed by the chairman of the meeting to which they relate or of the meeting at which they are read, shall be sufficient evidence of the proceedings at the meeting without any further proof of the facts stated in them.

THE SEAL

Authority required for execution of deed

174.         The seal shall only be used by the authority of a resolution of the board.  The board may determine who shall sign any instrument executed under the seal.  If they do not, it shall be signed by at least one director and the secretary or by at least two directors.  Any instrument may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the instrument or by applying the seal or a facsimile of it by any other means to the instrument.  An instrument executed, with the authority of a resolution of the board, by a director and the secretary or by two directors and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal.  For the purpose of the preceding sentence only, “secretary” shall have the same meaning as in the Act and not the meaning given to it by Article 2.

Certificates for shares and debentures

175.         The board may by resolution determine either generally or in any particular case that any certificate for shares or debentures or representing any other form of security may have any signature affixed to it by some mechanical or electronic means, or printed on it or, in the case of a certificate executed under the seal, need not bear any signature.

Official seal for use abroad

176.         The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad.

PLACE OF BUSINESS

Place of business

177.         The Company shall have its head office and place of business in the Republic of Ireland or such other place in the Republic of Ireland as the board may approve.

REGISTERS

Overseas and local registers

178.         Subject to the provisions of the Companies Acts and the Regulations, the Company may keep an overseas or local or other register in any place, and the board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

Authentication and certification of copies and extracts

179.         Any director or the secretary or any other person appointed by the board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a)           any document comprising or affecting the constitution of the Company, whether in physical form or electronic form;

(b)           any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the board or any committee of the board, whether in physical form or electronic form; and

(c)           any book, record and document relating to the business of the Company, whether in physical form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the board or a committee of the board, whether in physical form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS

Declaration of dividends

180.         Subject to the provisions of the Companies Acts, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

Interim dividends

181.         Subject to the provisions of the Companies Acts, the board may pay interim dividends if it appears to the board that they are justified by the profits of the

Company available for distribution.  If the share capital is divided into different classes, the board may:

(a)           pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears; and

(b)           pay at intervals settled by it any dividend payable at a fixed rate if it appears to the board that the profits available for distribution justify the payment.

If the board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

Declaration and payment in different currencies

182.         Dividends may be declared and paid in any currency or currencies that the board shall determine.  The board may also determine the exchange rate and the relevant date for determining the value of the dividend in any currency.

Apportionment of dividends

183.         Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid; but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purpose of this Article as paid on the share.  All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

Dividends in specie

184.         A general meeting declaring a dividend may, on the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, including without limitation paid up shares or debentures of another body corporate.  The board may make any arrangements it thinks fit to settle any difficulty arising in connection with the distribution, including without limitation (a) the fixing of the value for distribution of any assets, (b) the payment of cash to any member on the basis of that value in order to adjust the rights of members, and (c) the vesting of any asset in a trustee.

Scrip dividends: authorising resolution

185.         The board may, if authorised by an ordinary resolution of the Company (the Resolution), offer any holder of shares (excluding any member holding shares as treasury shares) the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the board) of all or any dividend specified by the Resolution.  The offer shall be on the terms and conditions and be made in the manner specified in Article 186 or, subject to those provisions, specified in the Resolution.

Scrip dividends: procedures

186.         The following provisions shall apply to the Resolution and any offer made pursuant to it and Article 185:

(a)           the Resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period;

(b)           each holder of ordinary shares shall be entitled to that number of new ordinary shares as are together as nearly as possible equal in value to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo (each a new share).  For this purpose, the value of each new share shall be:

(i)    equal to the average quotation for the Company’s ordinary shares, that is, the average of the middle market quotations for those shares on the London Stock Exchange plc, as derived from the Daily Official List, on the day on which such shares are first quoted ex the relevant dividend and the four subsequent dealing days; or

(ii)   calculated in any other manner specified by the Resolution,

but shall never be less than the par value of the new share.

A certificate or report by the auditors as to the value of a new share in respect of any dividend shall be conclusive evidence of that value;

(c)           on or as soon as practicable after announcing that any dividend is to be declared or recommended, the board, if it intends to offer an election in respect of that dividend, shall also announce that intention.  If, after determining the basis of allotment, the board decides to proceed with the offer, it shall notify the holders of shares of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be delivered in order to be effective;

(d)           the board shall not proceed with any election unless the Company has sufficient unissued shares authorised for issue and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined;

(e)           the board may exclude from any offer any holders of shares where the board believes the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them;

(f)            the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on shares in respect of which an election has been made (the elected shares) and instead such number of new shares shall be allotted to each holder of elected shares as is arrived at on the basis stated in Article 186(b).  For that purpose the board shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including without limitation the profit and loss account), whether or not it is available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to each holder of elected shares as is arrived at on the basis stated in Article 186(b);

(g)           the new shares when allotted shall rank equally in all respects with the fully paid shares of the same class then in issue except that they shall not be entitled to participate in the relevant dividend;

(h)           no fraction of a share shall be allotted.  The board may make such provision as it thinks fit for any fractional entitlements including without limitation payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any holder;

(i)            the board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters.  Any agreement made under such authority shall be effective and binding on all concerned;

(j)            the board may, at its discretion, amend, suspend or terminate any offer pursuant to this Article.

Permitted deductions and retentions

187.         The board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share.  Where a person is entitled by transmission to a share, the board may retain any dividend payable in respect of that share until that person (or that person’s transferee) becomes the holder of that share.

Procedure for payment to holders and others entitled

188.         Any dividend or other moneys payable in respect of a share may be paid:

(a)           in cash; or

(b)           by cheque or warrant made payable to or to the order of the holder or person entitled to payment; or

(c)           by any direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment; or

(d)           by any other method approved by the board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment including without limitation in respect of an uncertificated share by means of the relevant system (subject to the facilities and requirements of the relevant system).

Joint entitlement

189.         If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may:

(a)           pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and

(b)           for the purpose of Article 188, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

Payment by post

190.         A cheque or warrant may be sent by post:

(a)           where a share is held by a sole holder, to the registered address of the holder of the share; or

(b)           if two or more persons are the holders, to the registered address of the person who is first named in the register; or

(c)           if a person is entitled by transmission to the share, as if it were a notice to be sent under Article 208; or

(d)           in any case, to such person and to such address as the person entitled to payment may direct by notice to the Company.

Discharge to Company and risk

191.         Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds by the bank instructed to make the transfer or, in respect of an uncertificated share, the making of payment in accordance with the facilities and requirements of the relevant system (which, if the relevant system is CREST, may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may in writing direct) shall be a good discharge to the Company.  Every cheque or warrant sent or transfer of funds made by the relevant bank or system in accordance with these Articles shall be at the risk of the holder or person entitled.  The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with Article 188.

Interest not payable

192.         No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

Forfeiture of unclaimed dividends

193.         Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the board so resolves, be forfeited and cease to remain owing by the Company.  The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account.  Such payment shall not constitute the Company a trustee in respect of it.  The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if those instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the member’s new address.  The entitlement conferred on the Company by this Article in respect of any member in relation to a dividend unclaimed up to that date shall cease if the member claims a dividend or cashes a dividend warrant or cheque.

CAPITALISATION OF PROFITS AND RESERVES

Power to capitalise

194.         The board may with the authority of an ordinary resolution of the Company:

(a)           subject to the provisions of this Article, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund, including without limitation the Company’s share premium account, merger reserve and capital redemption reserve, if any;

(b)           appropriate the sum resolved to be capitalised:

(i)    for the purposes of facilitating the Conversion of any shares of one class into shares of any other class by means of consolidation and sub-division, as contemplated by Articles 20(aa)(iii) and 20(bb); and

(ii)   to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportions;

(c)           apply that sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

(d)           allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other;

(e)           where shares or debentures become, or would otherwise become, distributable under this Article in fractions, make such provision as they think fit for any fractional entitlements including without limitation authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

(f)            authorise any person to enter into an agreement with the Company on behalf of all the members concerned providing for either:

(i)    the allotment to the members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled on the capitalisation; or

(ii)   the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under that authority shall be binding on all such members;

(g)           generally do all acts and things required to give effect to the ordinary resolution; and

(h)           for the purposes of this Article, unless the relevant resolution provides otherwise, if the Company holds treasury shares of the relevant class at the record date specified in the relevant resolution, it shall be treated as if it were entitled to receive the dividends in respect of those treasury shares which would have been payable if those treasury shares had been held by a person other than the Company.

RECORD DATES

Record dates for dividends etc.

195.         Notwithstanding any other provision of these Articles, the Company or the board may:

(a)           fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

(b)           for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, and how many votes such persons may cast, specify in the notice of meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting; changes to the register after the time specified by virtue of this Article 195(b) shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

(c)           for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of shares in the capital of the Company, under these Articles, determine that persons entitled to receive such notices are those persons entered on the register at the close of business on a day determined by the Company or the board, which day may not be more than 21 clear days before the day that notices of the meeting are sent.

ACCOUNTS

Rights to inspect records

196.         No member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by statute or authorised by the board or by ordinary resolution of the Company or order of a court of competent jurisdiction.

Sending of annual accounts

197.         Subject to the Companies Acts, a copy of the Company’s annual accounts, together with a copy of the directors’ report for that financial year and the auditors’ report on those accounts shall, at least 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Companies Acts, be sent to every member and to every holder of the Company’s debentures of whose address the Company is aware, and to every other person who is entitled to receive notice of meetings from the Company under the provisions of the Companies Acts or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders.

Summary financial statements

198.         Subject to the Companies Acts, the requirements of Article 197 shall be deemed satisfied in relation to any person by sending to the person, instead of such copies, a summary financial statement derived from the Company’s annual accounts and the directors’ report, which shall be as permitted by and in the form and containing the information prescribed by the Companies Acts and any regulations made under the Companies Acts.

NOTICES

When notice required to be in writing; use of electronic communications

199.         Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the board) shall be in writing.  Any such notice may be sent using electronic communications to such address (if any) for the time being notified for that purpose to the person sending the notice by or on behalf of the person to whom the notice is sent.

Methods of Company sending notice

200.         The Company shall send any notice or other document pursuant to these Articles to a member by whichever of the following methods it may in its absolute discretion determine:

(a)           personally; or

(b)           by posting the notice or other document in a prepaid envelope addressed, in the case of a member, to his registered address, or in any other case, to the person’s usual address; or

(c)           by leaving the notice or other document at that address; or

(d)           by sending the notice or other document using electronic communications to such address (if any) for the time being notified to the Company by or on behalf of the member for that purpose; or

(e)           in accordance with Article 201; or

(f)            by any other method approved by the board.

Website publication by Company

201.         Subject to the Companies Acts, the Company may also send any notice or other document pursuant to these Articles to a member by publishing that notice or other document on a website where:

(a)           the Company and the member have agreed to him having access to the notice or document on a website (instead of it being sent to him);

(b)           the notice or document is one to which that agreement applies;

(c)           the member is notified, in a manner for the time being agreed between him and the Company for the purpose, of:

(i)    the publication of the notice or document on a website;

(ii)   the address of that website; and

(iii)  the place on that website where the notice or document may be accessed, and how it may be accessed; and

(d)           the notice or document is published on that website throughout the publication period, provided that, if the notice or document is published on that website for a part, but not all of, the publication period, the notice or document shall be treated as being published throughout that period if the failure to publish that notice or document throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

202.         In Article 201 publication period means:

(a)           in the case of a notice of an adjourned meeting pursuant to Article 87, a period of not less than seven clear days before the date of the adjourned meeting, beginning on the day following that on which the notification referred to in Article 201(c) above is sent or (if later) is deemed sent;

(b)           in the case of a notice of a poll pursuant to Article 95, a period of not less than seven clear days before the taking of the poll, beginning on the day following that on which the notification referred to in Article 201(c) above is sent or (if later) is deemed sent; and

(c)           in any other case, a period of not less than 21 days, beginning on the day following that on which the notification referred to in Article 201(c) above is sent or (if later) is deemed sent.

Methods of member etc. sending notice

203.         Unless otherwise provided by these Articles, a member or a person entitled by transmission to a share shall send any notice or other document pursuant to these Articles to the Company by whichever of the following methods he may in his absolute discretion determine:

(a)           by posting the notice or other document in a prepaid envelope addressed to the Office; or

(b)           by leaving the notice or other document at the Office; or

(c)           by sending the notice or other document using electronic communications to such address (if any) for the time being notified by or on behalf of the Company for that purpose.

Notice to joint holders

204.         In the case of joint holders of a share, all notices or other documents shall be sent to the joint holder whose name stands first in the register in respect of the joint holding.  Any notice or other document so sent shall be deemed for all purposes sent to all the joint holders.

Registered address outside UK

205.         A member whose registered address is not within the Republic of Ireland or the United Kingdom and who sends to the Company an address within the Republic of Ireland or the United Kingdom at which a notice or other document may be sent to him by instrument or an address to which a notice or other document may be sent using electronic communications shall be entitled to have notices or other documents sent to him at that address (provided that, in the case of electronic communications, the Company so agrees, which agreement the Company shall be entitled to withhold in its absolute discretion including, without limitation, in circumstances in which the Company considers that the sending of the notice or other document to such address using electronic communications would or might infringe the laws of any other jurisdiction) but otherwise:

(a)           no such member shall be entitled to receive any notice or other document from the Company; and

(b)           without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

Deemed receipt of notice

206.         A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

Terms and conditions for electronic communications

207.         The board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic communications for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.

Notice to persons entitled by transmission

208.         A notice or other document may be sent by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose authorised by these Articles for the sending of a notice or other document to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) in the Republic of Ireland or the United Kingdom as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled.  Until such an address has been supplied, a notice or other document may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

Transferees etc. bound by prior notice

209.         Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has been sent to a person from whom he derives his title, provided that no person who becomes entitled by transmission to a share shall be bound by any direction notice sent under Article 101 to a person from whom he derives his title.

Proof of sending/when notices etc. deemed sent by post

210.         Proof that an envelope containing a notice or other document was properly addressed, prepaid and posted shall be conclusive evidence that the notice or document was sent.  Proof that a notice or other document contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators current at the date of adoption of these Articles, or, if the board so resolves, any subsequent guidance so issued, shall be conclusive evidence that the notice or document was sent.  A notice or other document sent by the Company to a member by post shall be deemed to be sent:

(a)           if sent by first class post or special delivery post from an address in the Republic of Ireland or the United Kingdom to another address in the Republic of Ireland or the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the envelope containing it was posted;

(b)           if sent by airmail from an address in the Republic of Ireland or the United Kingdom to an address outside the Republic of Ireland or the United Kingdom, or from an address in another country to an address outside that country (including without limitation an address in the Republic of Ireland or the United Kingdom), on the third day following that on which the envelope containing it was posted;

(c)           in any other case, on the third day following that on which the envelope containing it was posted.

When notices etc. deemed sent by electronic communication

211.         A notice or other document sent by the Company to a member contained in an electronic communication shall be deemed sent to the member on the day following that on which the electronic communication was sent to the member.  Such a notice or other document shall be deemed sent by the Company to the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant notice or other document for any reason and notwithstanding that the Company subsequently sends a copy of such notice or other document by post to the member.

Notice includes website notification

212.         Except when the subject or context otherwise requires, in Articles 200, 203, 204, 205, 206, 207, 208, 209, 210 and 211, references to a notice include without limitation references to any notification required by the Companies Acts or these Articles in relation to the publication of any notices or other documents on a website.

Notice during disruption of services

213.         If at any time the Company is unable effectively to convene a general meeting by notices sent through the post in the Republic of Ireland and/or the United Kingdom as a result of the suspension or curtailment of postal services, notice of general meeting may be sufficiently given by advertisement in the Republic of Ireland and/or the United Kingdom.  Any notice given by advertisement for the purpose of this Article shall be advertised in at least one newspaper having a national circulation.  If advertised in more than one newspaper, the advertisements shall appear on the same date.  Such notice shall be deemed to have been sent to all persons who are entitled to have notice of meetings sent to them on the day when the advertisement appears.  In any such case, the Company shall send confirmatory copies of the notice by post, if at least seven days before the meeting the posting of notices to addresses throughout the Republic of Ireland and/or the United Kingdom again becomes practicable.

DESTRUCTION OF DOCUMENTS

Power of Company to destroy documents

214.         The Company shall be entitled to destroy:

(a)           all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration;

(b)           all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address at any time after the expiration of two years from the date of recording;

(c)           all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

(d)           all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment;

(e)           all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use; and

(f)            all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded.

Presumption in relation to destroyed documents

215.         It shall conclusively be presumed in favour of the Company that:

(a)           every entry in the register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 214 was duly and properly made;

(b)           every instrument of transfer destroyed in accordance with Article 214  was a valid and effective instrument duly and properly registered;

(c)           every share certificate destroyed in accordance with Article 214 was a valid and effective certificate duly and properly cancelled; and

(d)           every other document destroyed in accordance with Article 214 was a valid and effective document in accordance with its recorded particulars in the books or records of the Company,

but:

(e)           the provisions of this Article and Article 214 apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant;

(f)            nothing in this Article or Article 214 shall be construed as imposing on the Company any liability in respect of the destruction of any document earlier than the time specified in Article 214 or in any other circumstances which would not attach to the Company in the absence of this Article or Article 214; and

(g)           any reference in this Article or Article 214 to the destruction of any document includes a reference to its disposal in any manner.

UNTRACED SHAREHOLDERS

Power to dispose of shares of untraced shareholders

216.         The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

(a)           during the period of 12 years before the date of the publication of the advertisements referred to in Article 216(b) (or, if published on different dates, the first date) (the relevant period) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorised by these Articles in respect of the shares in question have remained uncashed;

(b)           the Company shall as soon as practicable after expiry of the relevant period have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares;

(c)           during the relevant period and the period of three months following the publication of the advertisements referred to in Article 216(b) (or, if published on different dates, the first date) the Company has received no indication either of the whereabouts or of the existence of such member or person; and

(d)           if the shares are listed, notice has been sent to the relevant listing authority of the Company’s intention to make such sale before the publication of the advertisements.

Transfer on sale

217.         To give effect to any sale pursuant to Articles 216 or 226, the board may:

(a)           where the shares are held in certificated form, authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer; or

(b)           where the shares are held in uncertificated form, do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.

Effectiveness of transfer

218.         An instrument of transfer executed by that person in accordance with Article 217(a) shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares.  An exercise by the Company of its powers in accordance with Article 217(b) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares.  The transferee shall not be bound to see to the application of the purchase money, and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

Proceeds of sale

219.         The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for an amount equal to the proceeds.  The Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount.  In relation to the debt, no trust is created and no interest is payable.  The Company shall not be required to account for any money earned on the net proceeds of sale, which may be used in the Company’s business or invested in such a way as the board from time to time thinks fit.

WINDING UP

Liquidator may distribute in specie

220.         If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Insolvency Act 1986:

(a)           divide among the members (excluding any member holding shares as treasury shares) in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between such members or different classes of such members;

(b)           vest the whole or any part of the assets in trustees for the benefit of such members; and

(c)           determine the scope and terms of those trusts,

but no member shall be compelled to accept any asset on which there is a liability.

Disposal of assets by liquidator

221.         The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.

INDEMNITY

Indemnity to directors

222.         Subject to the provisions of the Companies Acts but without prejudice to any indemnity to which a director may otherwise be entitled, every director of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

TAKEOVER PROVISIONS

223.         In this Article and in Articles 224-229:

(a)           the following expressions shall have the following meanings:

City Code means The UK City Code on Takeovers and Mergers and Substantial Acquisition Rules issued from time to time by or on behalf of the UK Panel and/or any successor legal or regulatory framework enacted or implemented for the purposes of implementing the proposed EU Takeover Bid Directive;

Excess Securities shall have the meaning set out in Article 226(d);

Irish Takeover Rules means the Irish Takeover Act and the Irish Takeover Rules and Substantial Acquisition Rules issued from time to time by or on behalf of the Irish Panel pursuant to the Irish Takeover Act;

Irish Panel means the Irish Takeover Panel exercising powers pursuant to the Irish Takeover Act;

Irish Takeover Act means the Irish Takeover Panel Act, 1997;

Permitted Acquisition means an acquisition:

(v)   to which the board has given its written consent; or

(vi)  which is made in accordance with the applicable provisions of the Irish Takeover Rules, as if it applied to the Company, (including, for the avoidance of doubt, an acquisition made in circumstances in which the Irish Takeover Rules, if it applied to the Company, would require an offer or offers to be made as a consequence and such offer(s) is(are) made in accordance with Rules 9, 14 and 15 (to the extent applicable), provided that the definition of acting in concert to apply for this purpose shall be the definition of Acting in Concert in these Articles);

Rules 9, 14 and 15 means Rules 9, 14 and 15, respectively, of the Irish Takeover Rules;

securities shall have the same meaning as set out in the Irish Takeover Rules (and shall include, for the avoidance of doubt, Ordinary Shares and Convertible Preference Shares); and

UK Panel means the UK Panel on Takeovers and Mergers;

(b)           any other expressions defined in the Irish Takeover Rules (including rights and voting rights) shall, save as provided above, have the same meanings as set out therein.

Irish Takeover Rules

224.         For as long as the City Code and the Irish Takeover Rules do not apply to the Company and transactions in securities of the Company, a person must not acquire securities of the Company or any rights over such securities unless the acquisition is a Permitted Acquisition.

Rule 9

225.         Without limiting Article 224, for as long as the City Code and the Irish Takeover Rules do not apply to the Company and transactions in securities of the Company, a person must not:

(a)           whether by himself, or with persons determined by the board to be Acting in Concert with him, acquire securities of the Company or rights over such securities which, taken together with any other securities of the Company or rights over such securities held or acquired by persons determined by the board to be Acting in Concert with him, carry 30 per cent. or more of the voting rights attributable to securities of the Company; or

(b)           whilst he, together with persons determined by the board to be Acting in Concert with him, holds not less than 30 per cent. but not more than 50 per cent. of the voting rights attributable to securities of the Company, acquire, whether by himself or with persons determined by the Board to be Acting in Concert with him, additional securities of the Company or rights over such securities which, taken together with any other securities of the Company or rights over such securities held by persons determined by the board to be Acting in Concert with him, increases his voting rights attributable to securities of the Company, unless the acquisition is a Permitted Acquisition.

Enforcement

226.         Where a person acquires securities of the Company or rights over such securities in breach of Articles 224 or 225, that person is in breach of these Articles and the board may, among other things:

(a)           require any member to provide such information as the board considers appropriate to determine any of the matters under Articles 223-229;

(b)           have regard to such public filings and other information as it considers appropriate to determine any of the matters under these Articles 223-229;

(c)           make such determinations under Articles 223-229 as it thinks fit, either after calling for submissions from affected members or other persons or without calling for such submissions;

(d)           determine that any voting, conversion, redemption or other rights attached to securities of the Company held by such person(s) as the board may determine to be held in breach of Articles 224 or 225 (Excess Securities) are from a particular time incapable of being exercised for a definite or indefinite period;

(e)           determine that some or all of the Excess Securities must be sold;

(f)            determine that some or all of the Excess Securities will not carry any right to dividends or other distributions from a particular time for a definite or indefinite period; and

(g)           take such other action as it thinks fit for the purposes of Articles 223-229, including:

(i)            prescribing rules (not inconsistent with Articles 223-229 and the provisions of the Irish Takeover Rules as if it applied to the Company and transactions in securities of the Company);

(ii)           setting deadlines for the provision of information;

(iii)          drawing adverse inferences where information requested is not provided;

(iv)          making determinations or interim determinations;

(v)           executing documents on behalf of a member;

(vi)          converting any Excess Securities held in uncertificated form into certificated form;

(vii)         paying any costs and expenses out of the proceeds of the sale of securities; and

Determinations

(viii)        changing decisions or determinations or rulings previously made.

227.         The board shall have full authority to determine the application of Articles 223-229, including all discretion vested in the Irish Panel as if the Irish Takeover Rules applied to the Company, including the determination of conditions and consents, the consideration to be offered and any restrictions on the exercise of control.  Any resolution or determination of, or decision or exercise of discretion or power by, the board or any director or the chairman of any meeting acting in good faith under or pursuant to the provisions of Articles 223-229 shall be final and conclusive and anything done by, or on behalf of, or on the authority of, the board or any director acting in good faith pursuant to the provisions of Articles 223-229 shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise, on any ground whatsoever.  The board shall not be required to give any reasons for any decision, determination or declaration taken or made in accordance with Articles 225-229.

Attorney

228.         Any one or more of the directors may act as attorney(s) of any member in relation to the execution of documents and other actions to be taken for the sale of Excess Securities determined by the board under Article 226.

Recommended offer

229.         In the event that the board recommends to members any offer made for any securities of the Company from time to time, the board shall obtain the undertaking of the offeror(s) to comply mutatis mutandis with the provisions of the Irish Takeover Rules in the conduct and the execution of such offer.